UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Cabot Corporation

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Cabot Corporation

2022 Proxy Statement

The Annual Meeting of Stockholders

of Cabot Corporation will be held virtually:

Thursday, March 10, 2022 at 4:00 p.m. ET

at meetnow.global/MLNW2AY

Cabot Corporation Two Seaport Lane Suite 1400 Boston, MA 02210-2019 United States

January 27, 2022

Dear Fellow Cabot Corporation Stockholders,

You are cordially invited to attend the Annual Meeting of Stockholders of Cabot Corporation (the “Company” or “Cabot”), which will be held virtually on Thursday, March 10, 2022, at 4:00 pm, Eastern Time. In light of the continuing public health impact of the ongoing COVID-19 pandemic and to support the health and safety of the Company’s stockholders and attendees, the Annual Meeting will be held in a virtual meeting format via live webcast at meetnow.global/MLNW2AY, where you will be able to listen to the meeting live, submit questions and vote. You will need your control number included in your Notice of Internet Availability of Proxy Materials or proxy card. There will be no in-person meeting.

At the Annual Meeting, we will ask you to elect four members of our Board of Directors, provide your advisory approval of our executive compensation, and ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2022. We will also discuss any other business matters properly brought before the meeting. The attached proxy statement explains our voting procedures, describes the business we will conduct, and provides information about the Company that you should consider when you vote your shares.

We are using the “Notice and Access” method of providing proxy materials to you via the Internet. We are mailing to you a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of the proxy materials and 2021 Annual Report. Notice and Access provides a convenient and environmentally friendly way for you to access Cabot’s proxy materials. The Notice includes instructions on how to access our proxy statement and our 2021 Annual Report and how to vote your shares. The Notice also contains instructions on how to receive a paper copy of the proxy materials and our 2021 Annual Report, if you prefer.

Your vote is very important to us. Whether or not you plan to attend the Annual Meeting, we encourage you to vote promptly. You may vote by mailing a completed proxy card, by phone or the Internet.

Thank you for your continued support of Cabot Corporation.

Sincerely,

SEAN D. KEOHANE

President and

Chief Executive Officer

Cabot Corporation Two Seaport Lane Suite 1400 Boston, MA 02210-2019 United States

Notice of Annual Meeting of Stockholders

Date:	March 10, 2022

Time:	4:00 p.m., Eastern Time

Webcast:	meetnow.global/MLNW2AY

Record Date:	You may vote if you were a stockholder of record at the close of business on January 18, 2022.

Voting by Proxy:	To ensure that your vote is properly recorded, please vote as soon as possible, even if you plan to attend the annual meeting. Stockholders who own shares in their own name (a record owner) have three options for submitting their vote by proxy: (1) by Internet, (2) by phone or (3) by mail. You may also vote online during the annual meeting by clicking on the Vote icon at meetnow.global/MLNW2AY. When you access the virtual meeting webpage, have available your control number, which is included on your Notice of Internet Availability of Proxy Materials or proxy card. For further details about voting, please refer to the section entitled “About the Annual Meeting” beginning on page 1 of the attached proxy statement.

If you hold your shares in “street name,” you must follow the instructions of your bank, broker or other nominee in order to direct them how to vote the shares held in your account or obtain a legal proxy to vote online at the meeting. You must provide your broker, bank or other nominee with instructions on how to vote your shares in order for your shares to be voted on certain non-routine matters presented at the annual meeting. If you do not instruct your broker, bank or other nominee on how to vote in the election of directors or the advisory approval of the compensation of our named executive officers, your shares will not be voted on these matters. For an explanation of how you can vote your “street name” shares at the meeting, see “How do I vote?” on page 4.

Items of Business	•	To elect four directors, Michael M. Morrow, Sue H. Rataj, Frank A. Wilson, and Matthias L. Wolfgruber, to the class of directors whose term expires in 2025;

•	To approve, in an advisory vote, our executive compensation;

•	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2022; and

•	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

This notice and proxy statement are first being made available to stockholders on or about January 27, 2022. Our 2021 Annual Report is available at http://www.edocumentview.com/cbt.

By order of the Board of Directors,

Jane A. Bell

Secretary

Boston, Massachusetts 02210-2019

January 27, 2022

2022 PROXY STATEMENT

2022 PROXY STATEMENT

Table of Contents (continued)

Proposal 3 — Ratification of Appointment of Independent Registered Public Accounting Firm	69

Other Information	70
Future Stockholder Proposals and Director Nominations	70
Annual Report on Form 10-K	70
Solicitation of Proxies	70
Miscellaneous	70

Appendix A — Non-GAAP Measures	A-1

2022 PROXY STATEMENT

About the Annual Meeting

Cabot Corporation

Two Seaport Lane, Suite 1400

Boston, Massachusetts 02210-2019

Proxy Statement

References to “the Company”, “Cabot”, “we”, “us”, and “our” in this proxy statement mean Cabot Corporation.

About the Annual Meeting

Who is soliciting my vote?

The Board of Directors of Cabot Corporation is soliciting your vote at the 2022 Annual Meeting of Stockholders (“2022 Annual Meeting” or the “meeting”).

What am I voting on?

You are voting on:

•	Proposal 1: Election of Michael M. Morrow, Sue H. Rataj, Frank A. Wilson, and Matthias L. Wolfgruber to the class of directors whose term expires in 2025 (see page 17);

•	Proposal 2: Advisory approval of our executive compensation (commonly referred to as “say-on-pay”) (see page 66);

•	Proposal 3: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2022 (see page 69); and

•	Any other business properly coming before the meeting.

How does the Board recommend that I vote my shares?

The Board’s recommendation can be found with the description of each item in this proxy statement. In summary, the Board recommends that you vote:

•	FOR each of the four nominees for director;

•	FOR the advisory approval of our executive compensation; and

•	FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2022.

Who is entitled to vote?

Only stockholders of record at the close of business on January 18, 2022 will be entitled to vote at the 2022 Annual Meeting. As of that date, there were 56,584,808 shares of our common stock outstanding. Each share of common stock is entitled to one vote. There is no cumulative voting.

What is the difference between a stockholder of record and a stockholder who holds stock “in street name”?

If you hold your shares directly in the form of stock certificates or in book-entry form with our transfer agent, Computershare, then you are a “stockholder of record.” If your shares are registered at Computershare in the name of a broker, bank, trustee, nominee or other similar holder of record, your shares are held in “street name.”

CABOT CORPORATION    1

2022 PROXY STATEMENT

About the Annual Meeting (continued)

Who can attend the meeting?

The 2022 Annual Meeting is open to all Cabot stockholders entitled to vote at the meeting and their legal proxies by following the instructions below under the heading “How can I attend the 2022 Annual Meeting?” You need not attend the 2022 Annual Meeting to vote.

How can I attend the 2022 Annual Meeting?

In light of the continuing public health impact of the ongoing COVID-19 pandemic and to support the health and safety of the Company’s stockholders and attendees, the 2022 Annual Meeting will be held in a virtual meeting format via live webcast. There will be no in-person meeting.

Visit meetnow.global/MLNW2AY to attend the meeting. To attend the meeting, stockholders of record as of January 18, 2022 will not need to register in advance but will need the control number included on their Notice of Internet Availability of Proxy Materials or proxy card. Stockholders whose shares are held in “street name” may attend the meeting by registering and obtaining a control number in advance using the instructions below under the heading “How do I register to attend the 2022 Annual Meeting?” The control number will be required to attend the meeting.

The meeting webcast will begin promptly at 4:00 p.m., Eastern Time. We encourage you to access the meeting prior to the start time. You should allow ample time for the check-in procedures.

We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the meeting online at meetnow.global/MLNW2AY, vote your shares electronically by clicking on the Vote icon and submit questions during the meeting by clicking on the Q&A icon. We will try to answer as many stockholder-submitted questions as time permits that comply with the meeting rules of conduct. However, we reserve the right to edit inappropriate language or to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

Do I need to register to attend the 2022 Annual Meeting?

If you were a stockholder of record on January 18, 2022, you do not need to register in advance to attend the 2022 Annual Meeting. Please follow the instructions on the Notice of Internet Availability of Proxy Materials or the proxy card that you received in order to attend.

If you hold your shares in “street name,” you must register and obtain a control number in advance to attend, vote and ask questions at the virtual meeting. To register to attend the meeting you will need to obtain a legal proxy from your bank, broker or other nominee. Follow the instructions provided to you by your bank, broker or other nominee or contact them to request a legal proxy form. Once you have received a legal proxy from them, you must submit the form of legal proxy provided by your bank, broker or other nominee reflecting the number of your shares along with your name and email address to Computershare, as described below. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on March 7, 2022. After Computershare receives your registration materials, you will receive a confirmation email from Computershare of your registration and control number.

Requests for registration may be directed to Computershare as follows:

1.	by email – send an email with your legal proxy information attached to legalproxy@computershare.com, labeled as “Legal Proxy.”

2.	by mail – send your legal proxy information, labeled as “Legal Proxy,” to Computershare at the following address:

Computershare

Cabot Corporation Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

2    CABOT CORPORATION

2022 PROXY STATEMENT

About the Annual Meeting (continued)

Why did I receive a “Notice of Internet Availability of Proxy Materials” but no proxy materials?

We are distributing our proxy materials to stockholders via the Internet under the “Notice and Access” approach permitted by rules of the Securities and Exchange Commission (“SEC”). This approach benefits the environment, while providing a timely and convenient method of accessing the materials and voting. On January 26, 2022, we will begin mailing a “Notice of Internet Availability of Proxy Materials” to stockholders, which includes instructions on how to access our proxy statement and our 2021 Annual Report and how to vote your shares. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive a paper copy of the proxy materials and our 2021 Annual Report, if you prefer.

How many votes must be present to hold the meeting?

Your shares are counted as present at the 2022 Annual Meeting if you attend the meeting or if you properly return a proxy by Internet, telephone or mail. In order for us to hold our meeting, holders of a majority of our outstanding shares of common stock as of January 18, 2022 must be present or represented by proxy at the meeting. This majority is referred to as a quorum. Shares present virtually during the 2022 Annual Meeting will be considered shares of common stock present at the 2022 Annual Meeting. If you are a stockholder of record, your shares are counted as present at the 2022 Annual Meeting if you properly return a proxy by Internet, telephone or mail or if you attend the meeting virtually. If you hold your shares in “street name,” you must follow the instructions of your bank or broker in order to direct them how to vote the shares held in your account or obtain a legal proxy to vote online at the meeting. Proxy cards or broker voting instruction forms that reflect abstentions and broker non-votes will be counted as shares present to determine whether a quorum exists to hold the 2022 Annual Meeting.

What is a broker non-vote?

Under the rules that govern brokers who hold shares in “street name” for their clients who are the beneficial owners of the shares, brokers normally have discretion to vote such shares on routine matters, such as ratifications of independent registered public accounting firms, but not on non-routine matters. Broker non-votes generally occur when the beneficial owner of shares held by a broker does not give the broker voting instructions on a non-routine matter for which the broker lacks discretionary authority to vote the shares. We expect Proposals 1 and 2 will be considered non-routine matters.

Therefore, if your shares are held in “street name” and you do not provide instructions as to how your shares are to be voted on proposals 1 and 2, your broker will not be able to vote your shares on these proposals. We urge you to provide instructions to your broker so that your votes may be counted on these important matters.

How are votes counted? How many votes are needed to approve each of the proposals?

For each of proposals 1, 2, and 3, you may vote “FOR”, “AGAINST”, or “ABSTAIN”.

•

Proposal 1 — Election of Directors. Pursuant to our bylaws, a nominee will be elected to the Board of Directors if the votes properly cast “for” his or her election exceed the votes properly cast “against” such nominee’s election. Broker non-votes and abstentions will have no effect on the results of this vote.

•	Proposal 2 — Say-on-Pay. Because proposal 2 is an advisory vote, there is no minimum vote requirement that constitutes approval of this proposal.

•

Proposal 3 — Ratification of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes properly cast on proposal 3 is required to ratify the appointment of Cabot’s independent registered public accounting firm. Brokers generally have discretionary authority to vote on the ratification of our independent registered public accounting firm, thus we do not expect any broker non-votes on this proposal. To the extent there are any broker non-votes, they will have no effect on the results of this vote. Under Delaware law, abstentions are not considered “votes cast” and, therefore, will also have no effect on the results of this vote.

CABOT CORPORATION    3

2022 PROXY STATEMENT

About the Annual Meeting (continued)

What if there are more votes “AGAINST” a nominee for director than votes “FOR”?

Each of the nominees is an incumbent director who has tendered a conditional resignation that is effective upon (i) the failure to receive a majority of the votes cast for his or her re-election at the 2022 Annual Meeting and (ii) the Board’s acceptance of this resignation. The Governance and Nominating Committee of the Board of Directors (the “Governance Committee”) would be responsible for initially considering the resignation and making a recommendation to the Board of Directors. The director whose resignation is under consideration is expected to abstain from participating in any decision regarding his or her resignation. The Governance Committee may consider any factors it deems relevant in deciding whether to accept a director’s resignation. If the resignation is not accepted, the director will continue to serve until his or her successor is elected and qualified.

How do I vote?

You can vote either online during the meeting or by proxy without attending the meeting. For additional information on how to attend the meeting, please refer to “How can I attend the 2022 Annual Meeting?” above. Even if you plan to attend the 2022 Annual Meeting, we encourage you to vote your shares by proxy. Stockholders of record have three options for submitting their votes by proxy:

1.	by Internet – go to www.envisionreports.com/CBT and follow the instructions on the secure site,

2.	by phone – call the toll-free number 1-800-652-VOTE and follow the instructions on your proxy card and the recorded telephone instructions, or

3.	by mail – mark, sign and date the proxy card and return it promptly in accordance with the voting instructions on your proxy card.

In order for your vote to be counted, you must return your completed and signed proxy card so that it is received by mail by the Company’s transfer agent by March 9, 2022, vote by Internet or by phone until the start of the meeting, or vote at the virtual meeting if you are attending.

If you hold your shares in “street name,” you must follow the instructions of your bank, broker or other nominee in order to direct them how to vote the shares held in your account or obtain a legal proxy to vote online at the meeting. Please follow the directions on your voting instruction form carefully.

How do I vote if I hold my stock through the Cabot 401(k) plan?

The Vanguard Fiduciary Trust Company is the trustee of the Cabot Common Stock Fund and the Cabot Common ESOP Fund portions of the Cabot 401(k) plan and is the record owner of all of those shares. If you hold Cabot stock through the Cabot 401(k) plan, you have the right to instruct Vanguard how to vote your shares. Vanguard will tabulate the voting instructions of each participant in the plan and will vote the shares of all participants by submitting a final proxy card representing the plan’s shares for inclusion in the tally at the 2022 Annual Meeting.

Your vote will influence how Vanguard votes those shares for which no instructions are received from other plan participants as those shares will be voted in the same proportion as shares for which instructions are received. If you hold shares in the plan and do not vote, Vanguard will vote your shares (along with all other shares in the plan for which instructions are not provided) in the same proportion as those shares for which instructions are received from other participants in the plan.

In order for your instructions to be followed, you must provide instructions for the shares you hold through the Cabot 401(k) plan by returning your completed and signed proxy card so that it is received by the Company’s transfer agent by March 7, 2022 or by voting by telephone or over the Internet by 9:00 a.m., Eastern Time, on March 8, 2022.

Can I change or revoke my vote?

Yes. You can change or revoke your vote by (1) re-voting by telephone or over the Internet as instructed above (only your latest telephone or Internet vote will be counted), (2) signing and dating a new proxy card or voting instruction

4    CABOT CORPORATION

2022 PROXY STATEMENT

About the Annual Meeting (continued)

form and submitting it as instructed above (only your latest proxy card or voting instruction form will be counted), or (3) attending the meeting and voting online, if you are a stockholder of record or hold your shares in “street name” and have obtained a legal proxy from your bank, broker or other nominee. If your shares are registered in your name, you may also revoke your vote by delivering timely notice to the Secretary, Cabot Corporation, Two Seaport Lane, Suite 1400, Boston, Massachusetts 02210. Attending the meeting will not in and of itself revoke a previously submitted proxy unless you specifically request it. If you hold shares through a bank or broker, you must follow the instructions on your voting instruction form to revoke or change any prior voting instructions.

Who counts the votes?

We have hired Computershare Trust Company, N.A., our transfer agent, to count the votes represented by proxies cast by ballot, telephone and the Internet. A representative of Computershare, Cabot’s Secretary or Cabot’s Assistant Secretary will act as Inspector of Election.

What if I return my proxy card but don’t vote for some of the matters listed?

If you return a signed proxy card without indicating your vote, your shares will be voted in line with the recommendation of the Board of Directors for each of the proposals for which you did not indicate a vote.

Can other matters be decided at the 2022 Annual Meeting?

We are not aware of any other matters that will be considered at the 2022 Annual Meeting. If any other matters properly arise that require a vote, the named proxies will vote in accordance with their best judgment.

What is “householding” and how does it affect me as a stockholder?

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this proxy statement to any stockholder upon request to: Secretary, Cabot Corporation, Two Seaport Lane, Suite 1400, Boston, Massachusetts 02210. Any stockholder who wants to receive a separate copy of this proxy statement, or of our proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

Important Notice Regarding the Availability of Proxy Materials for the 2022 Annual Meeting

This proxy statement and our 2021 Annual Report on Form 10-K are available at the following Internet address:

http://www.edocumentview.com/CBT.

CABOT CORPORATION    5

2022 PROXY STATEMENT

Board Leadership, Structure, Governance and Composition, and Risk Management

As a leading global specialty and performance materials company, we value integrity, respect, excellence and responsibility. We are committed to living these values every day as they are an integral part of the way we conduct our business. Through our shared purpose — creating materials that improve daily life and enable a more sustainable future — we drive materials innovation, support our customers, and seek to create a more sustainable world. Our strategy articulates how we intend to deliver sustained and attractive total shareholder return, built on earnings growth and a balanced capital allocation framework. Following the successful execution of our “Advancing the Core” strategy, which was initially adopted in 2016, we refreshed our strategy and adopted our “Creating for Tomorrow” growth strategy in early fiscal 2022. This new strategy is based on investing for advantaged growth, developing innovative products and processes that enable a better future, and driving continuous improvement in all we do. Our Board is responsible for overseeing the execution of our strategy, and in doing so, the Board seeks to provide leadership as the Company navigates critical issues, including the ongoing COVID-19 pandemic, as well as matters related to climate change, diversity, equity and inclusion, a changing regulatory climate, and the evolving nature of information security and cybersecurity threats. The Governance Committee is charged with reviewing the composition of the Board and recommending board refreshment as appropriate so that the Board as a whole reflects a range of talents, skills, diversity and expertise needed to meet the evolving needs of our Company and its businesses in this changing landscape and to oversee the execution of our strategy.

Important Factors in Assessing Director Qualifications

Director Qualifications. The Governance Committee strives to maintain an engaged, highly skilled, independent board with broad and diverse experience and viewpoints that is committed to representing the interests of our stakeholders. Board candidates as well as nominees for re-election are evaluated in the context of the current composition of the Board of Directors and in relation to the Board’s current and anticipated requirements. We expect our directors and any candidate or nominee to have integrity and to demonstrate high ethical standards. The Committee also considers a wide range of factors when assessing director qualifications, including:

Ensuring an experienced, qualified Board with expertise in areas relevant to Cabot. The Committee seeks directors who have held significant leadership positions and can bring to the Board specific types of experience relevant to Cabot. It is the Board’s policy that the Board as a whole reflect a range of talents, skills and expertise, particularly in these areas:

•

Management Leadership and Strategic Planning Experience. We believe that directors who have held significant leadership positions over an extended period of time possess strong leadership qualities and demonstrate a practical understanding of organizations, processes, strategy and risk management and know how to drive change and growth. As a publicly traded company, we value experience on the boards of other publicly traded companies and other complex organizations.

•

Specialty Chemicals or Adjacent Industry and Operations Experience. We seek directors with leadership and operational experience in specialty chemicals or adjacent industries and the value chains in which we operate.

•

Global Experience. We value directors with global business experience because we have significant global manufacturing operations, and, as in recent years, a majority of our revenues came from outside of the U.S. in fiscal 2021.

•	Accounting and Finance Experience. We use a broad set of financial metrics to measure our performance, and accurate financial reporting and robust auditing are critical to our success.
•

Technology and Market Experience. As an innovative science and technology company, we value directors with an understanding of technology, material science and the value chains in which we participate. We seek to grow by developing new products and formulations and identifying new applications and high-growth markets for our materials. We believe this is critical as we continue our focus on application innovation and formulated solutions as part of our “Creating for Tomorrow” strategy.

6    CABOT CORPORATION

2022 PROXY STATEMENT

Board Leadership, Structure, Governance and Composition, and Risk Management (continued)

Enhancing the Board’s diversity of background. As a global company, diversity is an essential element of our culture. At the Board level and throughout our company we value the benefits received from different perspectives and strive for a talented and diverse workforce and Board that is representative of our global business, customers, employees and stockholders. In evaluating the suitability of individual Board nominees, the Governance Committee considers many factors, including general understanding of the disciplines relevant to the success of a publicly traded company with global manufacturing operations in today’s business environment, professional experience, background, education, skill, age, race, gender and national origin. Our Corporate Governance Guidelines include diversity of origin, gender, background, experience and thought as important director selection criteria and, as a result, we do not have a separate formal written policy that solely addresses diversity. The Governance Committee reviews its effectiveness in balancing these considerations when assessing the composition of the Board.

Individual Attributes. The Board believes that to function effectively, all directors should demonstrate sound judgment, compassion, and a willingness and ability to work with other members of the Board openly and constructively. In addition, they should have the ability to communicate clearly and persuasively, while dedicating sufficient time to ensure the diligent performance of their duties on our behalf.

Complying with the Board’s independence guidelines. When selecting and recruiting candidates, the Board looks at other positions the candidate has held or holds, including other board memberships, as well as the candidate’s other relationships, to determine whether any material relationship with Cabot exists that could impair the candidate’s independence.

CABOT CORPORATION    7

2022 PROXY STATEMENT

Board Leadership, Structure, Governance and Composition, and Risk Management (continued)

As highlighted in the graphics below, we believe the Board as a whole possesses a balanced mix of the talents, skills, diversity, expertise, tenure and independence needed to meet the evolving needs of the Company and its businesses and to oversee the execution of our “Creating for Tomorrow” strategy. The numbers of directors counted as possessing a qualification or expertise indicates a specific area of focus or expertise that the director brings to the Board and does not mean that directors not counted do not possess such qualifications or expertise. More details on each director’s qualifications, skills and expertise are included in the director biographies on the following pages.

8    CABOT CORPORATION

2022 PROXY STATEMENT

Board Leadership, Structure, Governance and Composition, and Risk Management (continued)

Our Board’s Role in Risk Oversight and in Overseeing our Progression on Environmental, Social and Governance (“ESG”) Matters and Activities

Our Board oversees our enterprise-wide program of risk management. Cabot management is primarily responsible for day-to-day risk management practices and, together with other personnel, regularly engages in an enterprise-wide risk assessment. This assessment includes a comprehensive review of a broad range of risks, including financial, operational, business, legal, regulatory, reputational, governance and managerial risks that may affect the Company. From this assessment, the most significant risks in terms of their likelihood and severity are identified and plans to manage and mitigate these risks are developed. Cabot management regularly reports to either the full Board or the relevant Committee of the Board our major risk exposures, their potential operational or financial impact on Cabot, and the steps we take to manage them. The Company has a robust risk management program, the strength of which, we believe, is not dependent on the Board’s leadership structure.

Our Board has ultimate responsibility for risk oversight and oversees our corporate strategy, business development, capital structure and country-specific risks. This includes business continuity risks, including climate-related risks, if identified as having a material impact on our business, strategy or operations. Each Committee also has responsibility for risk oversight within their areas of responsibility and expertise.

Our Board Committee structure provides for risk oversight as follows:

•

Audit Committee — focuses on financial risk, including internal controls and legal and compliance risks and receives regular reports from our independent registered public accounting firm, our CFO, our Controller, our Treasurer, our Director of Internal Audit, our Chief Digital Information Officer and our General Counsel. The Audit Committee also oversees the Company’s enterprise risk management processes and cybersecurity program, and management annually reviews our information security and cybersecurity program with the full Board.

•

SHE&S Committee — assists the Board in fulfilling its oversight responsibility by reviewing the effectiveness of our safety, health, environment and sustainability (“SHE&S”) programs and initiatives and overseeing matters related to stewardship and sustainability of our products and manufacturing processes. The Committee also focuses on issues around climate change, technological innovation, and the evolving regulatory landscape that affect our manufacturing operations.

•

Compensation Committee — considers human resources risks and evaluates and sets compensation programs that encourage decision-making predicated upon a level of risk consistent with our business strategy. The Committee regularly reviews gender-based pay equity and, beginning in fiscal 2021, pay equity among our employees in the United States based on racial/ethnic diversity.

•	Governance Committee — considers governance and Board and CEO succession risks and evaluates director skills and qualifications.

More information describing our Board Committees, their responsibilities, and specific areas of risk oversight is below under the heading “How Our Board Operates”.

As reflected in our “Creating for Tomorrow” strategy, we are committed to operating responsibly, reducing our environmental impact and developing innovative performance materials that address the sustainability challenges of our customers, communities and the world. We therefore work to incorporate environmental sustainability, employee safety and well-being, diversity and inclusion and other values into our decision-making in a manner that we believe will both mitigate risk and drive long-term value.

CABOT CORPORATION    9

2022 PROXY STATEMENT

Board Leadership, Structure, Governance and Composition, and Risk Management (continued)

In fiscal 2020, we adopted our 2025 Sustainability Goals to further articulate our commitment to ESG matters and facilitate the integration of this commitment into the operation of our business. These goals address 11 topics that we have identified as important to Cabot and are categorized under the following three pillars: Caring for our People and Communities, Acting Responsibly for the Planet, and Building a Better Future Together. Our work to achieve each of these goals is resourced by teams across our Company and each goal is sponsored by a member of our Management Executive Committee. With respect to Board oversight of ESG matters in general, rather than concentrating oversight of all ESG initiatives into any one Committee, the Board takes the approach that certain matters are most appropriately overseen by the Board as a whole and, for other topics, the most appropriate Committee should maintain oversight. The graphic below provides an overview of Board and SHE&S Committee oversight with respect to each of our three pillars.

Caring for our People and Communities	Acting Responsibly for the Planet	Building a Better Future Together
Our entire Board reviews talent management and management succession planning, as well as the Company’s diversity and inclusion objectives and achievements.

The SHE&S Committee oversees our goals related to community engagement and occupational health and safety.

	The SHE&S Committee focuses on issues around climate change and the evolving regulatory landscape, and oversees our goals related to emissions, energy, wastes and spills, water, and environmental compliance.	The entire Board has oversight of Cabot’s goals that address product sustainability, suppliers’ sustain ability, and economic value gen erated and distributed.

To further advance our sustainability agenda, during 2021, we committed to align our climate-related disclosures with the recommendations of the Task Force for Climate-related Financial Disclosure (“TCFD”), and we engaged a third party to help us evaluate our climate risks and opportunities following the TCFD guidelines. Based on the work we have done to date, we recently disclosed our preliminary analysis in a climate scenario risks and opportunities matrix developed in accordance with the TCFD guidance. In addition, at the beginning of fiscal 2022, we announced our ambition to align our sustainability agenda with the Paris Climate Agreement to achieve net zero carbon emissions globally by 2050.    We believe our activities related to these matters will be most appropriately overseen by the Board as a whole, and that our SHE&S Committee should allocate significant time annually for discussion of these matters.

Information on our sustainability goals, our Climate Scenario Risks and Opportunities Matrix, and the various ESG-related awards we have received is available on our website at www.cabotcorp.com/sustainability, which information is not part of, or incorporated by reference into, this proxy statement.

Assessment of Risk in Incentive Compensation Program

Our Compensation Discussion and Analysis (“CD&A”) describes our compensation policies, programs and practices for our named executive officers. The corporate goal-setting, assessment and compensation decision-making processes described in our CD&A apply to all participants in our corporate short- and long-term incentive programs.

Participants in our long-term incentive program receive awards consisting of time-based restricted stock units and performance-based restricted stock units and, in the case of members of the Management Executive Committee and a limited number of other participants, stock options. In addition to our corporate short- and long-term incentive programs, we maintain a cash incentive plan for certain functional and business roles and our manufacturing facilities offer an annual cash incentive plan.

10    CABOT CORPORATION

2022 PROXY STATEMENT

Board Leadership, Structure, Governance and Composition, and Risk Management (continued)

The Compensation Committee directed management, working with the Committee’s independent consultant, Meridian Compensation Partners, to provide an evaluation of the design of all of our incentive plans to assess whether any portion of our incentive compensation programs encourages excessive risk taking. That assessment was presented to and reviewed by the Compensation Committee. Among the program features evaluated were the types of compensation offered, performance metrics, the alignment between performance goals, payout curves and the Company’s business strategy, and the overall mix of incentive awards. The Company’s compensation programs are designed with features intended to mitigate risk without diminishing the incentive nature of the compensation. Specific features of the programs to mitigate risk include, as applicable, the following: caps limiting the amount that can be paid under the corporate short- and long-term incentive programs and all of the local cash incentive programs; a balanced mix of annual and longer-term incentive opportunities; a mix of cash and equity incentives; multiple performance metrics; management processes to oversee risk associated with each of our incentive programs; stock ownership guidelines for members of the Management Executive Committee; a company compensation recoupment policy; and significant controls for important business decisions. In our CD&A we describe in more detail the features of our executive compensation programs that are designed to mitigate risk, including the oversight provided by the Compensation Committee, which reviews and approves the design, goals and payouts under our corporate short- and long-term incentive programs and each executive officer’s compensation. Based on our assessment, we believe our compensation policies, programs and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

CABOT CORPORATION    11

2022 PROXY STATEMENT

Board Leadership, Structure, Governance and Composition, and Risk Management (continued)

Our Leadership Structure — Non-Executive Chair of the Board; Executive Sessions

Sue H. Rataj has served as Non-Executive Chair of the Board of Directors since March 9, 2018.

Although our Corporate Governance Guidelines do not require that our Chair and Chief Executive Officer positions be separate, our Board believes that this leadership structure is appropriate at this time because it allows our Chief Executive Officer to focus on the strategic and operational aspects of our business, while allowing the Non-Executive Chair of the Board to provide independent leadership for the Board. Our Board recognizes that future circumstances may lead it to change the leadership structure depending on Cabot’s needs at the time and, as such, believes that it is important to retain flexibility. In the future, if the Chief Executive Officer also serves as Chair of the Board, our Corporate Governance Guidelines require that an independent director be appointed annually as lead director to set the agenda for and lead the executive sessions of the non-management directors at Board meetings and to undertake such other responsibilities as the independent directors designate.

Key Responsibilities. Our Non-Executive Chair of the Board focuses on the Board’s processes and ensuring it is prioritizing the right matters. Specifically, the Chair has the following responsibilities, and may perform other functions at the Board’s request:

•	presiding over meetings of our Board and stockholders, including executive sessions of the non-management directors;
•	serving as an ex-officio member of each Board committee of which he or she is not a member and, upon invitation, attending those committee meetings where possible;
•	establishing an agenda for each Board meeting in collaboration with our CEO and meeting with our CEO following each meeting to discuss any open issues and follow-up items;
•	facilitating and coordinating communication among the non-management directors and our CEO and an open flow of information between management and our Board;
•	leading our Board’s annual performance review in collaboration with the Governance Committee;
•	meeting with each non-management director at least annually;
•	providing assistance to our CEO by attending selected internal business management meetings and meeting with our CEO as necessary;
•	coordinating the periodic review of management’s strategic plan;
•	leading our Board’s review of the succession plans for our CEO in collaboration with the Governance Committee; and
•	working with management on effective stockholder communication and engagement.

How Our Board Operates

Our Board of Directors has six scheduled Board meetings to review and discuss Cabot’s performance and prospects, with calls and communications between meetings as appropriate. The Board interacts directly with senior management during its meetings. The Board typically dedicates one multiple day meeting a year to a discussion of longer-term strategic issues. During fiscal 2021 two areas of particular focus, for which the Board invited outside experts to participate in a broad Board discussion, were (i) included greenhouse gas and climate matters and how the chemical industry as a whole is addressing these challenges, and (ii) the evolving nature of cybersecurity risks. During fiscal 2021, the Board met seven times and acted by written consent once.

A significant portion of the Board’s oversight responsibility is carried out through its four operating committees.

Committee Composition. All of the members of our Audit Committee, Governance and Nominating Committee, Safety, Health, Environment and Sustainability Committee and Compensation Committee satisfy the NYSE’s definition of an independent director.

Committee Operations. Each Committee meets periodically throughout the year, reports its actions to the Board, receives reports from senior management, annually evaluates its performance and can retain outside advisors. Each Committee’s meeting materials are available for review by all directors.

12 CABOT CORPORATION

2022 PROXY STATEMENT

Board Leadership, Structure, Governance and Composition, and Risk Management (continued)

Committee Responsibilities. The primary responsibilities of each Committee are listed below. For more detail about the responsibilities and functions of each Committee, see the Committee charters on our website (www.cabotcorp.com) under the heading “Company — About Cabot — Governance — Resources.”

Audit Committee

Members

Michael M. Morrow, Chair	Frank A. Wilson
Douglas G. Del Grosso

11 meetings and one action by written consent in fiscal 2021

Financial Acumen. Mr. Morrow, Mr. Del Grosso and Mr. Wilson are “audit committee financial experts” under SEC rules and each of these directors is “financially literate” under NYSE rules.

Primary Responsibilities

The Audit Committee assists the Board of Directors in its oversight of (i) the integrity of Cabot’s financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications and independence, (iv) the performance of our internal audit function, and (v) our risk assessment and risk management processes, including with respect to information technology and cybersecurity risk. The Audit Committee, among other functions:

•	Has the sole authority to appoint, retain, terminate and determine the compensation of our independent registered public accounting firm.
•

Monitors the qualifications, independence and performance of our independent registered public accounting firm and approves professional services provided by the independent registered public accounting firm.

•	Reviews with our independent registered public accounting firm the scope and results of the audit engagement.
•	Reviews the activities and recommendations of our independent registered public accounting firm.
•

Discusses Cabot’s annual audited financial statements, quarterly financial statements and earnings releases with management and Cabot’s independent registered public accounting firm, as well as our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

•	Reviews Cabot’s accounting policies, risk assessment and risk management processes, control systems, legal matters and compliance activities.

During fiscal 2021, the Committee’s other priorities included treasury matters, including cash and debt management; internal controls practices; accounting matters, including those related to the potential accounting implications of a possible divestiture of the Company’s Purification Solutions business, and the reserve established for potential respirator liabilities; and tax matters. The Committee also discussed the Company’s comprehensive cyber-security risk management programs, data and system testing procedures and cyber incident response plan.

Compensation Committee

Members

Matthias L. Wolfgruber, Chair	Michael M. Morrow
William C. Kirby

4 meetings and 1 action by written consent in fiscal 2021

Primary Responsibilities

The primary responsibilities of the Compensation Committee are to:

•

Approve the corporate goals and objectives relevant to the compensation of our CEO, evaluate the CEO’s performance in light of those goals and objectives and, either as a Committee or together with the other independent directors (as directed by the Board), determine and approve the CEO’s compensation based on this evaluation.

CABOT CORPORATION 13

2022 PROXY STATEMENT

Board Leadership, Structure, Governance and Composition, and Risk Management (continued)

•

Establish policies applicable to the compensation, severance or other remuneration of Cabot’s Management Executive Committee, review and approve performance measures and goals under incentive compensation plans applicable to such employees, and approve their salaries, annual short-term and long-term incentive awards, any severance payments and any other remuneration.

•	Review and approve the aggregate amount of bonuses to be paid to participants in Cabot’s annual corporate short-term incentive program.
•

Administer Cabot’s incentive compensation plans for members of the Company’s Management Executive Committee, equity-based plans and supplemental benefits arrangements, which includes approving the aggregate number of shares of stock granted under Cabot’s long-term incentive program.

•	Monitor the activities of the Company’s Investment Committee.
•	Review on a periodic basis reports prepared by management of pay equity at the Company on the basis of elements of diversity.
•	Review disclosure describing the Company’s human capital resources.

Important items for fiscal 2021 included assessing the effectiveness of our executive compensation programs and establishing appropriate performance measures and goals under our incentive compensation plans for fiscal 2022. The Committee received regular updates on trends and regulatory developments affecting executive compensation, and assessed the market competitiveness of our executives’ compensation.

Governance and Nominating Committee

Members

Sue H. Rataj, Chair	Michael M. Morrow
Juan Enriquez	Matthias L. Wolfgruber

3 meetings in fiscal 2021

Primary Responsibilities

The Governance Committee is charged primarily with:

•	Developing and recommending to the Board corporate governance policies and procedures.
•	Identifying individuals qualified to become directors of Cabot.
•	Recommending director candidates to the Board to fill vacancies and to stand for election at the annual meeting of stockholders.
•	Recommending Committee assignments.
•	Leading the annual review of the Board’s performance.
•	Recommending compensation and benefit policies for Cabot’s directors.
•	Reviewing and making determinations regarding interested transactions under Cabot’s Related Person Transaction Policy and Procedures.
•	Assisting the Board in CEO succession planning, including succession planning in the event of unforeseeable events.

During fiscal 2021, the Governance Committee continued its focus on Board composition matters to ensure the Board as a whole has the skills, talents, diversity and expertise needed to meet Cabot’s evolving needs. With respect to our director compensation program, the Committee last formally assessed the competitiveness of this program in 2018, having deferred the assessment it would have performed in November 2020 in light of the impact of the COVID-19 pandemic on the Company. The Committee undertook this assessment in November 2021 and made modest changes to our director compensation program to ensure it remains competitive and appropriate to attract experienced and qualified candidates to our Board. These changes were effective January 1, 2022.

14 CABOT CORPORATION

2022 PROXY STATEMENT

Board Leadership, Structure, Governance and Composition, and Risk Management (continued)

Safety, Health, Environment & Sustainability (“SHE&S”) Committee

Members

Juan Enriquez, Chair	Christine Y. Yan
Cynthia A. Arnold

4 meetings in fiscal 2021

Primary Responsibilities

The SHE&S Committee reviews aspects of Cabot’s safety, health, environmental and sustainability performance, process safety, security, product toxicology and registrations, community engagement and governmental affairs. In particular, the Committee reviews the following:

•	Cabot’s environmental reserve and risk management and remediation programs.
•	Environmental and safety audit programs, risk assessments, performance metrics and performance against such metrics.
•	Management processes related to our safety, health, environment and sustainability programs.

During fiscal 2021, particular areas of Committee focus included the Company’s corporate sustainability priorities; the Company’s TCFD scenario analysis; the development of a carbon black lifecycle analysis; the Company’s process safety management programs; natural disaster risk management and preparedness, particularly relating to flooding and hurricanes in North America; developments in greenhouse gas regulations around the world, including global carbon pricing and in other environmental regulatory changes in the geographies where we operate, particularly in China; the Company’s planned and anticipated significant environmental-related capital expenditures, and the Company’s environmental remediation activities, as well as the Company’s response to the COVID-19 pandemic with respect to employee health and safety.

Executive Committee

Members

Sue H. Rataj, Chair	Michael M. Morrow
Sean D. Keohane

No meetings in fiscal 2021

Primary Responsibilities

The Executive Committee reviews and, where appropriate, approves corporate action with respect to the conduct of our business between Board of Directors’ meetings. Actions taken by the Executive Committee are reported to the Board at its next meeting.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines that address director qualifications (which include the Board’s policy on Board overboarding) and independence, Board Committees, director compensation, Board performance evaluations, Board and Committee meetings, access to senior management, and Chief Executive Officer (“CEO”) performance evaluation and succession planning, among other matters. Many of the Board’s practices and policies set out in these Guidelines are described throughout this discussion of Board Leadership, Structure, Governance and Composition and Risk Management. The Corporate Governance Guidelines are posted on our website (www.cabotcorp.com) under the heading “Company — About Cabot – Governance – Resources.”

CABOT CORPORATION 15

2022 PROXY STATEMENT

Board Leadership, Structure, Governance and Composition, and Risk Management (continued)

How We Assess Director Independence

The Board’s Guidelines. Under our Corporate Governance Guidelines, it is the Board’s policy that at least the majority of the Board’s members must be independent. The Governance Committee annually reviews the independence of all directors and reports its findings to the full Board. All of our current directors are “independent” under the Board’s director independence standards, other than Mr. Keohane, our President and CEO. For a director to be considered independent, the Board must determine that he or she does not have any material relationship with Cabot. The Board’s guidelines for director independence are consistent with the independence requirements in the New York Stock Exchange’s listing standards. In addition to applying these guidelines, the Board evaluates all relevant facts and circumstances in making an independence determination. In assessing director independence, the Board considers all known relationships, transactions and arrangements among directors, their family members, and Cabot. The Board concluded that none of the non-management directors who served as directors during the 2021 fiscal year had a material relationship with Cabot.

How We Evaluate Our Board and Assess Director Recommendations

Each year, the Governance Committee leads our Board’s annual evaluation process. The process focuses on the effectiveness of the Board as a whole, prioritizing issues, and identifying specific matters for future discussion. For 2021, our General Counsel solicited feedback from each director based on a series of questions covering Board and Committee membership, operations and responsibilities, as well as open-ended questions so that each director had leeway to provide feedback on the issues he or she believed to be the most pertinent. In addition, our Non-Executive Chair conducted one-on-one discussions with each director, during which she also sought feedback on individual director performance from other directors. The key themes, observations and suggestions with respect to the Board’s performance as a whole were summarized and discussed with the full Board. Based on these discussions, opportunities to further enhance the Board’s effectiveness have been and are being implemented.

Board Refreshment. A number of changes have occurred in our Company’s Board of Directors over the past several years as part of our continuing efforts to ensure that our Board has the right skills and tenures to best oversee management and the execution of our strategy and the associated risks. Approximately one-third of our directors have joined the Board within the last three years. Our Board does not have a mandatory retirement policy because the Board is of the view that a mix of tenures that takes into consideration appropriate levels of continuity, institutional memory and fresh perspectives is critical in achieving and maintaining a high-performing board. The Board will continue to proactively manage its composition and make-up to ensure it has the appropriate mix of tenures and the requisite skills to address the Company’s current and future needs.

Candidate Recommendations. We identify candidates for election to the Board of Directors through the business networks of the directors and management and from recommendations made by third-party search firms upon the request of the Governance Committee. We evaluate candidates recommended by our stockholders in the same manner and on the same basis as candidates recommended by our directors, management or third-party search firms.

Procedures for Stockholders to Recommend Director Nominees

The Governance Committee has a policy with respect to the submission of recommendations by stockholders of candidates for director nominees, which is available on our website at www.cabotcorp.com under the heading “Company— About Cabot—Governance—Resources”. A stockholder wishing to recommend a candidate must submit the recommendation by a date no later than the 120th calendar day before the first anniversary of the date that Cabot released its proxy statement to stockholders in connection with the previous year’s annual meeting. Recommendations should be submitted to the Company’s Secretary in writing at Cabot Corporation, Two Seaport Lane, Suite 1400, Boston, Massachusetts 02210. The notice to the Secretary should include all information about the candidate that Cabot would be required to disclose in a proxy statement in accordance with Securities and Exchange Act rules or as required by the Company’s by-laws, consent of the candidate to serve on the Board of Directors, if nominated and elected, and agreement of the candidate to complete, upon request, questionnaires customary for Cabot directors and to comply with applicable Company policies.

16 CABOT CORPORATION

2022 PROXY STATEMENT

Governance

Proposal 1 — Election of Directors

Board of Directors

Our Board of Directors currently has ten members and is divided into three classes serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires. Four directors are proposed to be elected at the 2022 Annual Meeting. The terms of Michael M. Morrow, Sue H. Rataj, Frank A. Wilson, and Matthias L. Wolfgruber expire at the 2022 Annual Meeting and our Board of Directors has nominated each of them for a three-year term that will expire at the annual meeting in 2025. All of them are current directors and have been elected by stockholders at previous annual meetings.

We expect that all of the nominees will be available for election, but if any of the nominees are not available at the time of the 2022 Annual Meeting, proxies received will be voted for substitute nominees to be designated by the Board of Directors or, if no substitute nominees are identified by the Board, proxies will be voted for a lesser number of nominees. In no event will the proxies be voted for more than four nominees.

Vote Required

A nominee will be elected to the Board of Directors if the votes properly cast “for” his or her election exceed the votes properly cast “against” such nominee’s election. Abstentions and broker non-votes will have no effect on the results of this vote.

Recommendation

The Board of Directors recommends that you vote “FOR” the election of its four nominees.

CABOT CORPORATION    17

2022 PROXY STATEMENT

Proposal 1 — Election of Directors (continued)

Certain Information Regarding Directors

Michael M. Morrow (Nominee for Election)

Director Since: 2017

Committee Memberships: Audit (Chair), Compensation, Governance

Term of Office Expires: 2022

Age: 66

Independent

Business Experience:

•   Partner, PricewaterhouseCoopers, a public accounting firm, 1986 until retirement in June 2016, as audit partner and in various leadership and governance roles, including Lead Director of PwC’s U.S. Board of Partners

•   Consultant, PwC, June 2016 to June 2017

Other Boards and Positions:

•   Chair, Financial Accounting Standards Advisory Committee (FASAC), an advisory body to the Financial Accounting Standards Board (FASB) (beginning January 2020, and Member from January 2019 to present)

•   Member, Board of Visitors, Wake Forest University School of Business (2011 to 2017)

•   Member, Business Advisory Council, University of Rhode Island School of Business (2010 to 2015)

Mr. Morrow has substantial expertise in accounting, finance and financial reporting matters, and significant leadership, business and corporate governance experience.

Sue H. Rataj Non-Executive Chair of the Board (Nominee for Election)

Director Since: 2011

Committee Memberships: Executive (Chair), Governance (Chair)

Term of Office Expires: 2022

Age: 65

Independent

Business Experience:

•   Chief Executive, Petrochemicals for BP, a global energy company, April 2008 until retirement in April 2011

•   Senior management positions with BP, including Group Vice President, Refining and Marketing, July 2007 to April 2008

Other Public Company Boards:

•   Director, Agilent Technologies, Inc., a global leader providing instruments, software and consumables to laboratories in the life sciences, diagnostics and applied chemical markets (2015 to present)

•   Supervisory Board Member, Bayer AG, a life science enterprise developing and manufacturing products in the pharmaceuticals, consumer health, animal health and crop science segments (2012 to 2017)

Ms. Rataj has substantial management leadership and strategic planning experience, significant expertise in operations, safety, health and environmental matters, risk management, accounting and finance matters, particularly in the context of a chemicals company, as well as corporate governance experience.

18    CABOT CORPORATION

2022 PROXY STATEMENT

Proposal 1 — Election of Directors (continued)

Frank A. Wilson (Nominee for Election)

Director Since: 2018

Committee Memberships: Audit

Term of Office Expires: 2022

Age: 63

Independent

Business Experience:

•   Senior Vice President and Chief Financial Officer, PerkinElmer, Inc., a life sciences diagnostics, discovery and analytical solutions company, May 2009 until retirement in May 2018

•   Finance, business development and investor relations leadership positions, Danaher Corporation, a life sciences and industrial conglomerate, 1997 to May 2009

Other Public Company Boards:

•   Director, Alkermes, a fully integrated, global biopharmaceutical company (September 2019 to present)

•   Director, Novanta, Inc., a technology partner to medical and advanced industrial OEMs (May 2021 to present)

•   Director, Sparton Corporation, a provider of design, development and manufacturing services for electromechanical devices (2015 to March 2018)

Other Boards and Positions:

•   Senior Advisor, Astor Place Holdings, the private investment arm of Select Equity Group, L.P. (2018 to present)

Mr. Wilson has significant financial expertise and skills in strategic planning, investor relations and business development within international public companies.

Matthias L. Wolfgruber (Nominee for Election)

Director Since: 2014

Committee Memberships: Compensation (Chair), Governance

Term of Office Expires: 2022

Age: 68

Independent

Business Experience:

•   Chief Executive Officer, Altana AG, a global specialty chemicals company, 2007 until retirement in January 2016

•   President and Chief Executive Officer, Altana Chemie AG, member of the management board of Altana AG, 2002 to 2007

•   Management positions at Wacker-Chemie in the U.S. and Europe, 1985 to 2002

Other Public Company Boards:

•   Chairman, Lanxess AG, a leading global manufacturer of specialty chemicals and intermediates (May 2018 to present, and Supervisory Board Member from 2015 to 2018)

Other Boards and Positions:

•   Chairman, Altana AG (May 2020 to present, and Supervisory Board Member from 2016 to 2020)

•   Supervisory Board, Grillo-Werke AG, a manufacturer and supplier of zinc alloy products and chemicals (2014 to March 2021)

•   Chairman, Ardex Group, a global supplier of high-performance specialty building materials (2015 to March 2021)

Dr. Wolfgruber has extensive leadership experience managing specialty chemicals businesses with global operations, with particular expertise in manufacturing, strategic investments and acquisitions.

CABOT CORPORATION    19

2022 PROXY STATEMENT

Proposal 1 — Election of Directors (continued)

Juan Enriquez

Director Since: 2005

Committee Memberships: SHE&S (Chair), Governance

Term of Office Expires: 2023

Age: 62

Independent

Business Experience:

•   Chairman and Chief Executive Officer, Biotechonomy Ventures, a life sciences research and investment firm, since 2003

•   Managing Director, Excel Venture Management, a life sciences investment company, since March 2008

•   Director, Life Science Project at Harvard Business School, 2001 to 2003

Other Boards and Positions:

•   Director, various start-up companies

•   Trustee, Boston Museum of Science

•   Trustee, American Academy of Arts and Sciences

•   Trustee, GBH

•   Trustee, QuestBridge

Mr. Enriquez has significant expertise in technology, start-up companies and international business, and leadership experience from his broad experience in technology ventures.

Sean D. Keohane

Director Since: 2016

Committee Memberships: Executive

Term of Office Expires: 2023

Age: 54

Business Experience:

•   President, Chief Executive Officer and Director, Cabot Corporation, since March 2016

•   Executive Vice President, President, Reinforcement Materials, November 2014 to March 2016; Senior Vice President, President, Performance Chemicals, March 2012 to November 2014; General Manager, Performance Chemicals, May 2008 to March 2012; Vice President in March 2005; joined Cabot Corporation August 2002

•   General management positions, Pratt & Whitney, a division of United Technologies, prior to 2002

Other Public Company Boards:

•   Director, The Chemours Company, a global provider of performance chemicals (2018 to present)

Other Boards and Positions:

•   Director, American Chemistry Council, a trade association representing the business of chemistry at the global, national and state levels (2016 to present)

Mr. Keohane has a deep understanding of Cabot’s businesses, strong knowledge of the chemicals industry and significant experience in management, strategic planning, manufacturing, international business and marketing.

20    CABOT CORPORATION

2022 PROXY STATEMENT

Proposal 1 — Election of Directors (continued)

William C. Kirby

Director Since: 2012

Committee Memberships: Compensation

Term of Office Expires: 2023

Age: 70

Independent

Business Experience:

•   Spangler Family Professor of Business Administration, Harvard Business School; T.M. Chang Professor of China Studies, Harvard University, since July 2008

•   Harvard University Distinguished Service Professor and Chairman of the Harvard China Fund, since July 2006

•   Harvard faculty member since 1992, served as Chair of Harvard’s History Department, Director of the Harvard University Asia Center, Dean of the Faculty of Arts and Sciences and Director of the Fairbank Center for Chinese Studies

Other Public Company Boards:

•   Director, The Taiwan Fund, Inc., a diversified closed-ended management investment company (2013 to present)

•   Director, The China Fund, Inc., a non-diversified closed-ended management investment company (2007 to 2019)

Other Boards and Positions:

•   Director, Harvard University Press

•   Director, Harvard Magazine

•   Director, The American Council of Learned Societies, a federation of scholarly organizations whose mission is to promote the circulation of humanistic knowledge throughout society (2018 to present)

•   Director, JAMM Active Limited, a global producer of innovative performance fabrics for athletic use (2016 to January 2021)

Mr. Kirby has extensive business knowledge and particular expertise regarding the business, economic and political environment in China.

CABOT CORPORATION    21

2022 PROXY STATEMENT

Proposal 1 — Election of Directors (continued)

Cynthia A. Arnold

Director Since: 2018

Committee Memberships: SHE&S

Term of Office Expires: 2024

Age: 63

Independent

Business Experience:

•   Chief Technology Officer, The Valspar Corporation, a global paints and coatings company, January 2011 until retirement in July 2017

•   Chief Technology Officer, Sun Chemical Corporation, a producer of inks, coatings and supplies, pigments, polymers, liquid compounds, solid compounds and application materials, 2004 to 2010

•   Vice President of Coatings, Adhesives and Specialty Chemicals Technology, Eastman
Chemical Company, a global advanced materials and specialty additives company, 2003 to 2004

•   Management and technology leadership positions, General Electric Company, a high technology industrial leader, 1994 to 2003

Other Public Company Boards:

•   Director, Fluence, a global provider of energy storage products and services and digital applications for renewables and storage (October 2021 to present)

•   Member, Supervisory Board, Avantium N.V., a technology company in renewable chemistry (September 2020 to present)

Other Boards and Positions:

•   Director, Milliken & Company, a global diversified industrial company for specialty chemicals, performance materials and textiles (April 2019 to present)

•   Director, Citrine Informatics, an AI/machine learning software provider for chemical and material companies (2019 to present)

•   Member, Advisory Board, University of Minnesota Dept of Chemical Engineering and Materials Science

Dr. Arnold has a depth of global experience in the specialty chemicals industry, particularly in technology and innovation, with an understanding of the value chains and markets in which Cabot participates.

Douglas G. Del Grosso

Director Since: 2020

Committee Memberships: Audit

Term of Office Expires: 2024

Age: 60

Independent

Business Experience:

•   President, Chief Executive Officer and Director, Adient, plc, a global manufacturer of automotive seating, since October 2018

•   President and Chief Executive Officer, Chassix, Holdings, Inc., a supplier of chassis, brake and powertrain components, from 2016 to 2018

•   President and Chief Executive Officer, Henniges Automotive, a provider of sealing systems, anti-vibration components and encapsulated glass systems, from 2012 to 2015

•   Vice President and General Manager, TRW Automotive, a supplier of automotive systems, modules and components, from 2007 to 2012

•   President and Chief Operating Officer, Lear Corporation, a manufacturer of automotive seating and electrical distribution systems, from 2005 to 2007

Other Boards and Positions:

•   Director, National Association of Manufacturers, a trade association representing manufacturers in the United States (2020 to present)

Mr. Del Grosso has significant leadership and global operational experience within the automotive sector and valuable experience in management, strategic planning, manufacturing, risk management and international business and marketing.

22    CABOT CORPORATION

2022 PROXY STATEMENT

Proposal 1 — Election of Directors (continued)

Christine Y. Yan

Director Since: 2019

Committee Memberships: SHE&S

Term of Office Expires: 2024

Age: 56

Independent

Business Experience:

•   Stanley Black & Decker, a global leader in power tools, hand tools and storage solutions, engineered fastening systems and security services:

•  President, Asia, from 2014 to 2018

•  President, Stanley Storage and Workspace Systems, from 2013 to 2014

•  President Americas, Stanley Engineered Fastening, from 2008 to 2013

•  President Global Automotive, Stanley Engineered Fastening, from 2006 to 2008

Other Public Company Boards:

•   Director, Modine Manufacturing Company, a thermal management company (2014 to present)

•   Director, onsemi, a provider of intelligent power and sensing technologies (2018 to present)

•   Director, Ansell Limited, a provider of protective industrial and medical gloves (2019 to present)

Ms. Yan has extensive background in automotive, industrial and consumer markets with years of experience in global manufacturing and engineering and significant experience with international business, particularly in Asia.

CABOT CORPORATION    23

2022 PROXY STATEMENT

Other Governance Policies and Practices

Transactions with Related Persons

Policy and Procedures for the Review of Related Person Transactions

Our Board has adopted a written policy for the review and approval of transactions involving related persons. “Related persons” consist of any person who is or was (since the beginning of the fiscal year) a director, nominee for director or executive officer of Cabot, any greater than 5% stockholder of Cabot and the immediate family members of any of those persons. The Governance Committee is responsible for applying the policy with the assistance of our General Counsel.

Transactions covered by the policy consist of any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements, or relationships in which (1) the aggregate amount involved will or may be expected to exceed $120,000 with respect to any fiscal year, (2) Cabot is a participant and (3) any related person has or will have a direct or indirect interest, other than solely as a result of being a director or a less than 10% beneficial owner of another entity (an “interested transaction”). Under the policy, the following interested transactions have a standing pre-approval from the Governance Committee, even if the aggregate amount is greater than $120,000:

•

Certain sales of stock by executive officers to Cabot. (1) Sales of Cabot stock by an executive officer (including the CEO) to Cabot pursuant to the terms of our long-term incentive program or (2) other sales by executive officers (excluding the CEO) provided that the sale has been approved by our CEO, the per share purchase price is the fair market value of our common stock on the date of sale, the proceeds from the sale to the executive officer do not exceed $500,000, and the sale does not take place during a quarterly blackout period.

•

Certain transactions with other companies. Any transaction between Cabot and another company if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of that company’s total revenues. This pre-approval applies if the related person’s only relationship is as an employee (other than executive officer), director or beneficial owner of less than 10% of the other company’s shares.

•

Employment of executive officers; director compensation. Any employment by Cabot of an executive officer if the related compensation is required to be reported in our proxy statement or if the compensation was approved by our Compensation Committee. Any compensation paid to a director if the compensation is required to be reported in our proxy statement.

•

Other transactions. Competitively bid or regulated public utility services transactions; transactions involving trustee-type services; and transactions where the related person’s interest arises solely from the ownership of our common stock and all common stockholders received the same benefit on a pro rata basis.

Each interested transaction by a related person that does not have standing pre-approval under the policy should be reported to our General Counsel for presentation to the Governance Committee for approval before its consummation. The Chair of the Governance Committee has the authority to pre-approve or ratify (as applicable) any interested transaction with a related person in which the aggregate amount involved is expected to be less than $500,000. In determining whether to approve or ratify an interested transaction, the Governance Committee and the Chair may take into account such factors as they deem appropriate, which may include whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Transactions with Related Persons

Since the beginning of fiscal 2021, Cabot and its subsidiaries had no transactions, nor are there any currently proposed transactions, in which Cabot or its subsidiaries was or is to be a participant and the amount involved exceeds $120,000 and any related person (as defined above) had or will have a direct or indirect material interest reportable under SEC rules.

24    CABOT CORPORATION

2022 PROXY STATEMENT

Other Governance Policies and Practices (continued)

Stockholder Engagement

The Company welcomes stockholder engagement. Our directors are available to answer questions from stockholders at the 2022 Annual Meeting. In addition, management of the Company conducts stockholder outreach throughout the year to ensure management and the Board understand and consider the issues that matter most to our stockholders. We provide regular updates regarding the Company’s performance and strategic actions to the investor community, and we participate in numerous investor conferences, one-on-one meetings, earnings calls, investor days, and educational investor and analyst conversations. Consistent with this practice, in December 2021 we hosted an investor day, during which Mr. Keohane, our CEO, and other members of our executive team provided an in-depth review of our updated growth strategy and financial targets. We also communicate with stockholders and other stakeholders through various media, including our annual report, proxy statement and other filings with the SEC, news releases and our website. We believe ongoing stockholder engagement allows us to respond effectively to stockholder concerns.

Director Attendance at Meetings

During fiscal 2021, each director attended at least 75% of the aggregate of the total Board meetings and the total meetings held by all of the Committees on which he or she served during the periods that he or she served. Because of travel restrictions that were being implemented at the time of our 2021 Annual Meeting to reduce the spread of COVID-19, the Annual Meeting was held in a virtual meeting format by live webcast and each of our Directors attended and were available to respond to questions.

Code of Business Ethics and Training

We have adopted a code of ethics that applies to all of our employees and directors, including the Chief Executive Officer, the Chief Financial Officer, the Controller and other senior financial officers. In fiscal 2021, each of our directors completed our Code of Business Ethics on-line compliance training program that we require our employees to complete. In addition, in fiscal 2021, as part of our risk oversight of our information technology systems and risk mitigation efforts, employee training on cybersecurity risks was required of all Cabot employees who have access to our information technology resources. The Code of Business Ethics is posted on our website (www.cabotcorp.com) under the caption “Company —About Cabot — Code of Business Ethics.”

Communications with the Board

Stockholders or other interested parties wishing to communicate with the Board, the non-management directors or any individual director may contact the Non-Executive Chair of the Board by calling 1-800-853-7602; or by sending an email through our website using the link that is located under the caption “Company — About Cabot — Governance — Contact the Board of Directors”.

Anyone who has a complaint or concern regarding our accounting, internal accounting controls or auditing matters may communicate that concern to the Chair of the Audit Committee by calling 1-800-853-7602; or by sending an email through our website using the link that is located under the caption “Company — About Cabot — Governance — Contact the Board of Directors”. All such communications to the Board of Directors or the Audit Committee will also be sent to Cabot’s Office of Compliance.

CABOT CORPORATION    25

2022 PROXY STATEMENT

Director Compensation

Annual compensation for our non-employee directors is comprised of cash compensation and a grant of Cabot common stock. The Governance Committee is responsible for reviewing the form and amount of compensation paid to our non-employee directors and recommends changes to our Board of Directors as appropriate. In November 2021, the Governance Committee, with the assistance of Meridian, a national executive compensation firm, evaluated the competitiveness of the Company’s director compensation program, which included a review of director compensation data from the same peer group of companies our Compensation Committee uses for assessing our executive compensation decisions. Based on this evaluation and upon the recommendation of the Governance Committee, our Board of Directors approved, effective January 1, 2022, numerous changes to our non-employee director compensation program as described below. Directors who are Cabot employees do not receive compensation for their services as directors.

Cash Compensation

In calendar year 2021, cash compensation for our non-employee directors consisted of the following components:

•	retainer of $90,000
•	$20,000 for serving as Chair of the Audit Committee
•	$15,000 for serving as Chair of the Compensation Committee
•	$10,000 for serving as Chair of the SHE&S Committee
•	$10,000 for serving as Chair of the Governance Committee, which was waived by the Committee Chair
•	$110,000 for serving as Non-Executive Chair of the Board of Directors

Effective January 1, 2022, annual cash compensation for our non-employee directors consists of the following components:

•	retainer of $95,000
•	$20,000 for serving as Chair of the Audit Committee
•	$15,000 for serving as Chair of the Compensation Committee
•	$15,000 for serving as Chair of the SHE&S Committee
•	$15,000 for serving as Chair of the Governance & Nominating Committee
•	$120,000 for serving as Non-Executive Chair of the Board of Directors

Cash compensation is paid quarterly and, when changes occur in Board or Committee membership during a quarter, the compensation is pro-rated.

Stock Compensation

Under the Cabot Corporation 2015 Directors’ Stock Compensation Plan (the “Directors’ Stock Plan”), each non-employee director is eligible to receive each calendar year shares of Cabot common stock as part of his or her compensation for services to be performed in that year. For calendar year 2021, each non-employee director whose term of office continued after the 2021 Annual Meeting of Stockholders received an award of shares having a grant date value as close as possible to $120,000 (2,489 shares). Mark S. Wrighton, who retired after the 2021 Annual Meeting, received a pro-rated grant of 622 shares. The closing price of our common stock on January 7, 2021, the date such shares were granted, was $48.21. For calendar year 2022, each non-employee director received an award of shares having a grant date value as close as possible to $135,000 (2,254 shares).

As of January 18, 2022, there were 194,291 shares available for issuance under the Directors’ Stock Plan.

We believe that it is desirable for directors to have an equity interest in Cabot and we encourage all directors to own a reasonable amount of Cabot stock to align director and stockholder interests and to enhance a director’s long-term perspective. Accordingly, our Corporate Governance Guidelines require non-employee directors to have an equity ownership in Cabot in an amount equal to five times the annual cash retainer paid for service as a director. It is expected that this ownership level will generally be achieved within a five-year period beginning when a director is first elected to

26    CABOT CORPORATION

2022 PROXY STATEMENT

Director Compensation (continued)

the Board. For purposes of determining a director’s compliance with this ownership requirement, any deferred shares held by a director are considered owned by the director. In addition, each non-employee director is required to retain the shares granted in any given year for a period of at least three years from the date of issuance or until the director’s earlier retirement.

Reimbursement of Certain Expenses; Charitable Giving

Our Corporate Governance Guidelines state that Cabot will not provide retirement or other benefits or perquisites to non-employee directors. Directors, however, are reimbursed for reasonable travel and out-of-pocket expenses incurred in connection with attending Board and Committee meetings and other Cabot business-related events and are covered by Cabot’s travel accident insurance policy for such travel. In connection with the retirement of Mr. Wrighton from the Board of Directors after the 2021 Annual Meeting and in recognition for his many years of service, the Cabot Corporation Foundation made a $25,000 contribution on his behalf to a charity he selected.

Deferred Compensation

Under the Cabot Corporation Non-Employee Directors’ Deferral Plan (the “Deferred Compensation Plan”), directors can elect to defer receipt of any cash compensation payable in a calendar year for a period of at least three years or until they cease to be members of the Board of Directors. In any year, these deferred amounts are, at the director’s choice, either (i) credited with interest at a rate equal to the Moody’s Corporate Bond Rate for the month of November prior to the beginning of the applicable year or (ii) treated as invested in Cabot phantom stock units, based on the market price of shares of Cabot common stock at the time of deferral (with dividends paid on shares credited and treated as if reinvested in Cabot phantom stock units). Messrs. Del Grosso and Enriquez and Dr. Wolfgruber elected to defer receipt of their calendar years 2020 and 2021 cash compensation, as applicable, and treat the deferred amounts as invested in Cabot phantom stock units. Mr. Kirby elected to defer receipt of his calendar years 2020 and 2021 cash compensation and have it credited with interest at a rate equal to the Moody’s Corporate Bond Rate. The Moody’s Corporate Bond Rate used to calculate interest during calendar year 2021 was 2.79%.

Under the Deferred Compensation Plan, directors also may defer receipt of the shares of common stock issuable to them under the Directors’ Stock Plan. For each share of stock deferred, a director is credited with one Cabot phantom stock unit to a notional account created in the director’s name. Dividends that would otherwise be payable on the deferred shares accrue in the account and are credited with interest at a rate equal to the Moody’s Corporate Bond Rate for the month of November prior to the beginning of the year. The rate used to calculate interest during calendar year 2021 was 2.79%. At the end of the deferral period, the deferred shares of Cabot common stock are issued to the director, along with the accrued cash dividends and interest earned, either in one issuance or in installments over a period of up to ten years, as selected by the director. Messrs. Del Grosso, Enriquez, Kirby, Morrow, and Wilson, Ms. Yan, and Dr. Wolfgruber elected to defer their calendar year 2021 stock awards.

CABOT CORPORATION    27

2022 PROXY STATEMENT

Director Compensation (continued)

Director Compensation Table

The following table sets forth the compensation earned by our non-employee directors in fiscal 2021:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)(3)	All Other Compensation ($)(4)	Total($)
Cynthia A. Arnold	90,000	119,995	—	—	209,995
Douglas G. Del Grosso	90,000	119,995	57	—	210,052
Juan Enriquez	100,000	119,995	4,089	—	224,084
William C. Kirby	90,000	119,995	26,880	—	236,875
Michael M. Morrow	110,000	119,995	322	—	230,317
Sue H. Rataj	200,000	119,995	—	—	319,995
Frank A. Wilson	90,000	119,995	205	—	210,200
Matthias L. Wolfgruber	105,000	119,995	875	—	225,870
Mark S. Wrighton	45,000	29,987	6,587	25,000	106,574
Christine Y. Yan	90,000	119,995	136	—	210,131

1.

Cash compensation earned reflects changes in Board and Committee service that occurred during the fiscal year, and the waiver by Ms. Rataj, the Chair of the Governance and Nominating Committee, of the fee for serving as Chair of this Committee. The amounts reported in this column for Messrs. Del Grosso, Enriquez, and Kirby, and Dr. Wolfgruber were deferred under the Deferred Compensation Plan described above.

2.

Reflects the grant date fair value of shares of Cabot common stock granted to each non-employee director computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair value was calculated by multiplying the number of shares granted to the director by the closing price of our common stock on the date of grant, which, for all directors was January 7, 2021 ($48.21). The stock awards reported in this column for Messrs. Del Grosso, Enriquez, Kirby, Morrow, and Wilson, Ms. Yan, and Dr. Wolfgruber were deferred under the Deferred Compensation Plan described above.

3.	Represents above-market interest (the portion exceeding 120% of the applicable long-term rate) on compensation deferred under the Deferred Compensation Plan.
4.	Consists of a charitable contribution made in connection with Mr. Wrighton’s retirement from the Board of Directors.

28    CABOT CORPORATION

2022 PROXY STATEMENT

Beneficial Stock Ownership of Directors, Executive

Officers and Persons Owning More Than Five

Percent of Common Stock

The following table shows the amount of Cabot common stock beneficially owned as of January 18, 2022 (unless otherwise indicated) by each person known by Cabot to beneficially own more than 5% of our outstanding common stock, by each director of Cabot, by each of our named executive officers and by all directors, nominees for director and executive officers of Cabot as a group. Unless otherwise indicated, each person has sole investment and voting power over the securities listed in the table.

Name	Total Number of Shares(1)		Percent of Class(2)

Holders of More than Five Percent of Common Stock

BlackRock, Inc.	6,244,761	(3)	11.0%

55 East 52nd Street

New York, NY 10055

The Vanguard Group	5,768,169	(4)	10.2%

100 Vanguard Blvd.

Malvern, PA 19355

Directors and Executive Officers

Cynthia A. Arnold	11,645	(5)	*

Douglas G. Del Grosso	7,104	(6)	*

Juan Enriquez	37,463	(7)	*

Karen A. Kalita	26,255	(8)	*

Hobart C. Kalkstein	139,073	(9)	*

Sean D. Keohane	689,596	(10)	1.2%

William C. Kirby	21,525	(11)	*

Erica McLaughlin	90,227	(12)	*

Michael M. Morrow	14,327	(13)	*

Sue H. Rataj	23,571		*

Frank A. Wilson	10,577	(14)	*

Matthias L. Wolfgruber	17,866	(15)	*

Christine Y. Yan	9,196	(16)	*

Jeff Zhu	171,342	(17)	*

Directors and executive officers as a group (14 persons)	1,269,767	(18)	2.2%

*	Less than one percent.
1.

For Cabot’s executive officers, the number includes shares of Cabot common stock held for their benefit by the trustee of Cabot’s 401(k) Plan. The shares of common stock allocated to the accounts of Cabot’s executive officers in the 401(k) Plan constitute less than 1% of our common stock.

2.

The calculation of percentage of ownership of each listed beneficial owner is based on 56,584,808 shares of Cabot common stock, which represents the number of shares outstanding on January 18, 2022, plus any shares that such individual or entity has the right to acquire within 60 days of January 18, 2022, unless otherwise noted.

CABOT CORPORATION    29

2022 PROXY STATEMENT

Beneficial Stock Ownership of Directors, Executive Officers and Persons Owning More Than Five Percent of Common Stock (continued)

3.

Based on an amendment to a Schedule 13G/A filed with the SEC on January 25, 2022 by BlackRock, Inc. (“BlackRock”). The Schedule 13G/A reports that BlackRock has sole voting power with respect 6,141,837 shares and sole dispositive power with respect to 6,244,761 shares.

4.

Based on an amendment to a Schedule 13G/A filed with the SEC on July 12, 2021 by The Vanguard Group (“Vanguard”). The Schedule 13G/A reports that Vanguard has shared voting power with respect to 117,756 shares, sole dispositive power with respect to 5,601,984 shares and shared dispositive power with respect to 166,185 shares.

5.	Includes 2,254 shares the receipt of which Dr. Arnold has deferred under applicable Cabot deferred compensation plans.
6.	Mr. Del Grosso has deferred receipt of these shares under applicable Cabot deferred compensation plans.
7.	Includes 35,363 shares the receipt of which Mr. Enriquez has deferred under applicable Cabot deferred compensation plans. Mr. Enriquez has shared investment power with respect to 2,100 shares.
8.

Includes 17,246 shares of common stock that Ms. Kalita has the right to acquire within 60 days of January 18, 2022 upon the exercise of stock options and 552 shares of Cabot common stock held by the trustee for Cabot’s 401(k) Plan for her benefit.

9.

Includes 85,750 shares of common stock that Mr. Kalkstein has the right to acquire within 60 days of January 18, 2022 upon the exercise of stock options and 6,801 shares of Cabot common stock held by the trustee for Cabot’s 401(k) Plan for his benefit.

10.

Includes 541,756 shares of common stock that Mr. Keohane has the right to acquire within 60 days of January 18, 2022 upon the exercise of stock options and 12,950 shares of Cabot common stock held by the trustee for Cabot’s 401(k) Plan for his benefit.

11.	Mr. Kirby has deferred receipt of these shares under applicable Cabot deferred compensation plans.
12.	Includes 71,949 shares of common stock that Ms. McLaughlin has the right to acquire within 60 days of January 18, 2022 upon the exercise of stock options.
13.	Includes 12,327 shares the receipt of which Mr. Morrow has deferred under applicable Cabot deferred compensation plans.
14.	Mr. Wilson has deferred receipt of these shares under applicable Cabot deferred compensation plans.
15.	Dr. Wolfgruber has deferred receipt of these shares under applicable Cabot deferred compensation plans.
16.	Ms. Yan has deferred receipt of these shares under applicable Cabot deferred compensation plans.
17.	Includes 118,953 shares of common stock that Mr. Zhu has the right to acquire within 60 days of January 18, 2022 upon the exercise of stock options.
18.

Shares of our common stock shown as being beneficially owned by directors and executive officers as a group includes 20,303 shares of Cabot common stock held by the trustee for Cabot’s 401(k) Plan for the benefit of such persons, as applicable.

30    CABOT CORPORATION

2022 PROXY STATEMENT

Executive Compensation

Compensation Committee Report

The Compensation Committee of the Board of Directors (referred to as the “Compensation Committee” or the “Committee”) has reviewed the Compensation Discussion and Analysis (“CD&A”) section included in this Proxy Statement. The Compensation Committee has also reviewed and discussed the CD&A with the members of management who are involved in the compensation process.

Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended September 30, 2021.

Matthias L. Wolfgruber, Chair

William C. Kirby

Michael M. Morrow

Compensation Discussion and Analysis

As context for our named executive officers’ fiscal 2021 compensation, below we summarize Cabot’s fiscal 2021 performance and provide a brief overview of the decisions made with respect to executive compensation in fiscal 2021 and our executive compensation programs for that fiscal year. We then describe our compensation philosophy and objectives, our compensation setting process and other compensation and governance related policies, and the compensation awarded, earned and paid for fiscal 2021. For fiscal 2021 our named executive officers and their current positions are:

•	Sean D. Keohane, President and Chief Executive Officer;
•	Erica McLaughlin, Senior Vice President and Chief Financial Officer;
•	Karen A. Kalita, Senior Vice President and General Counsel;
•	Hobart C. Kalkstein, Senior Vice President and President, Reinforcement Materials Segment, and President, Americas Region; and
•	Jeff Zhu, Senior Vice President and President, Performance Additives business, and President, Asia Pacific Region.

Executive Summary

Our Performance in Fiscal 2021

During fiscal 2021, we continued to execute on our “Advancing the Core” strategy, which we initially introduced in fiscal 2016. Under this strategy we seek to extend our leadership in performance materials by (i) investing for growth in our core businesses, (ii) driving application innovation with our customers, and (iii) generating strong cash flows through efficiency and optimization. The aim of this strategy is to deliver sustained and attractive total shareholder return (“TSR”), built on earnings growth and a balanced capital allocation framework comprised of growth investments and cash return to shareholders. This strategy is intended to ensure that we invest sufficiently in our core businesses to capture opportunities and drive long-term earnings growth while also providing our shareholders with a meaningful cash return. Early in our fiscal 2022, we refreshed our Advancing the Core strategy in recognition of our successful execution of that strategy and adopted our “Creating for Tomorrow” growth strategy based on investing for advantaged growth, developing innovative products and processes that enable a better future, and driving continuous improvement in all we do.

Overall, we had a very successful fiscal 2021 in terms of both financial performance and the progress we made in advancing our strategic objectives and sustainability goals. Our business recovered from the challenges we experienced in fiscal 2020 as a result of the COVID-19 pandemic, which severely and negatively impacted demand from our key tire and automotive customers, and, during fiscal 2021, we experienced strong volume demand and we were able to elevate our earnings to a higher level of profitability.

CABOT CORPORATION    31

2022 PROXY STATEMENT

Executive Compensation (continued)

Specifically, in fiscal 2021, we

•

generated diluted earnings per share (“EPS”) of $4.34 and record adjusted EPS* of $5.02; generated income before income taxes and equity in earnings of affiliated companies of $406 million and record total segment EBIT* of $550 million, with record EBIT in our Reinforcement Materials segment of $329 million and strong EBIT in our Performance Chemicals segment of $211 million;

•

generated cash flow from operating activities of $257 million and record discretionary free cash flow (“DFCF”)* of $353 million, which allowed us to increase our quarterly cash dividend by 6% beginning in our first quarter of our fiscal year 2022; and

•

maintained a strong balance sheet and liquidity position, ending the year with a cash balance of $168 million and with liquidity of approximately $1.3 billion. We also reduced our net debt to EBITDA ratio from 2.5 times at the end of fiscal 2020 to 1.6 times at the end of fiscal 2021, while maintaining an investment grade credit rating.

We believe these results are outstanding. The macro-environment in fiscal 2021 required resilience and agility in the face of global supply chain disruptions, including the impact to our businesses from the semiconductor chip shortage on automotive production, the continuing evolution of necessary COVID-19 pandemic safety protocols and adjustments to our ways of working, and sharply rising input costs. In addition, we navigated numerous unplanned plant outages. Our commercial and operational discipline drove these very strong results as we worked closely with our customers to manage the challenges noted above and were successful in our pricing efforts to ensure our margins remained robust and that we could invest to support our customers’ long-term supply requirements.

We also made progress on a number of strategic initiatives and growth investments, including those intended to extend our leadership positions and to drive sustained growth of our earnings and discretionary free cash flow. During the year,

•

we made significant progress in establishing commercial arrangements with a number of key battery manufacturers in our battery materials growth vector, and achieved a doubling of revenue in this product line as compared to fiscal 2020;

•

within our Performance Additives business, we made progress in the conversion to specialty carbons of our plant in Xuzhou, China, which will provide manufacturing capacity across our broad range of specialty carbon applications and make available additional capacity to support our battery materials growth vector, and also initiated negotiations with Tokai Carbon for the acquisition of its carbon black facility in Tianjin, China, which capacity, upon consummation of the purchase agreement we signed in the first quarter of fiscal 2022, we intend to convert to produce specialty carbons, including products for our battery materials growth vector;

•

within our Inkjet business, we achieved multiple OEM qualifications that position us well to capitalize on the expected shift in packaging from analog to digital printing as inkjet presses penetrate this market;

•

within our Specialty Compounds product line, we continued with the execution of a project to build a specialty compounds production line in Cilegon, Indonesia, which will allow us to meet customer demand for black masterbatch in this high growth region;

*

Adjusted EPS, Total Segment EBIT, and Discretionary Free Cash Flow are not measures of performance under U.S. generally accepted accounting principles (“GAAP”). Please see Appendix A for reconciliations to the most comparable GAAP financial measures.

**	Share repurchases were suspended during fiscal 2021 to preserve cash flow in light of the COVID-19 pandemic.

32    CABOT CORPORATION

2022 PROXY STATEMENT

Executive Compensation (continued)

•

we continued to evaluate strategic options for our Purification Solutions business and in the first quarter of fiscal 2022 entered into an agreement to divest this business that we expect to close in the second quarter of our fiscal year 2022;

•

we completed a major air emissions control project at our carbon black manufacturing facility located in Louisiana that will result in improved air quality through the substantial elimination of NOx and SO2 emissions and ensure that we can support our customers’ supply needs over the long-term;

•

we continued to enhance our operating platform, building on our commercial and operational excellence initiatives and the establishment of our global business services organization, with a stronger digital platform that enables greater automation of processes and provides us with enhanced data analytics;

•	we maintained our strong record of performance in employee safety, with a Total Recordable Incident Rate for fiscal 2021 of 0.34, keeping us in the upper tier of chemical and industrial companies;
•

we committed to align our disclosures with the recommendations of the Task Force for Climate-related Financial Disclosure (“TCFD”), and we engaged a third party to help us evaluate climate risks and opportunities following the TCFD guidelines. We also received a Platinum rating from EcoVadis, an independent sustainability monitoring organization, for our Sustainability Report, and in December 2021 we were named one of America’s Most Responsible Companies 2022 by Newsweek magazine for the third consecutive year; and

•	we returned $80 million in cash to our shareholders through dividends.

Highlights of our Fiscal Year 2021 Named Executive Officer Compensation Decisions and the Impact of Company Performance on Compensation.

We believe fiscal 2021 compensation appropriately aligned our named executive officers’ compensation with our corporate performance, with a significant portion of the compensation paid to our named executive officers based on our performance against pre-established corporate financial goals. Specifically, 65% of the total direct compensation opportunity for our CEO (base salary, target short-term incentive (“STI”) award and long-term incentive (“LTI”) awards (with PSUs valued at target)) was performance-based and not guaranteed, and, on average, the percentage of total direct compensation opportunities for our other named executive officers that was performance-based was 56%. The charts below show the total direct compensation opportunities provided to our named executive officers for fiscal 2021, as well as the mix between short- and long-term compensation, noting the elements that constitute performance-based compensation.

Base Salary. All of our named executive officers received a base salary increase for calendar 2021 during our annual salary review process that took place in November 2020. The Compensation Committee approved 3.5% merit-based salary increases for each of our named executive officers for 2021, and market-based adjustments for Mses. McLaughlin and Kalita and Mr. Kalkstein, as described further below. The increases in the base salaries of our named executive officers during the annual review process ranged from 3.5% (for the merit-based increases) to 15.9% (taking into account the market-based adjustments) and were made in recognition of the officers’ strong individual performance and leadership, and, in the case of Ms. McLaughlin, Ms. Kalita, and Mr. Kalkstein, to bring their base salaries closer to the market

CABOT CORPORATION    33

2022 PROXY STATEMENT

Executive Compensation (continued)

median of the benchmark compensation data used by the Committee, as further described below. With these increases, we believe the base salaries of our named executive officers for fiscal 2021 were aligned and consistent with our compensation philosophy, which considers individual performance and leadership, scope of responsibilities, the number of years the executive has held the position, and benchmark compensation data to arrive at a market competitive base level of compensation appropriate for the individual. (See pages 45-48 for further details).

Considerations Applied in Setting Targets for STI and LTI Incentive Awards for 2021. Our philosophy in setting goals for each of the financial metrics that will determine payouts under our STI and LTI awards is to set challenging but achievable target goals that, in addition to promoting well-rounded Company and management performance:

•	drive achievement of our strategy to improve our profitability and achieve adjusted EPS compound annual growth rate over time of 7-10%, and manage our cash flow; and
•	will be realized as a result of strong execution and Company performance.

When setting financial targets, typically we begin with our performance in the just completed fiscal year and set growth targets from that base that align with the execution of our strategy. We describe how we develop Company performance metrics in detail below, under the heading “Developing Company Performance Metrics”. Setting financial targets for our 2021 STI and LTI incentive awards, which the Committee finalized in November 2020, was particularly challenging given the uncertain environment caused by the COVID-19 pandemic at the time when the Committee was setting targets. For Cabot, demand contracted sharply in fiscal year 2020 across our key end-markets and, while we began to see demand recover in the last fiscal quarter of 2020, there remained significant uncertainty around the trajectory of the COVID-19 pandemic and its projected impact on global economic growth. The Committee established adjusted EBIT and adjusted EPS targets based on a range of factors well beyond our performance in fiscal 2020, including projections for key macro-economic indicators and forecasted expectations for Cabot’s key end-markets. Additionally, the Committee considered management’s internal operating plans and specific managerial actions intended to out-perform market conditions in establishing the appropriateness of fiscal year 2021 targets. As a result, the adjusted EBIT and adjusted EPS targets for fiscal 2021 included materially more aggressive annual growth expectations from our fiscal 2020 performance than would have been the case had we applied our traditional target setting approach. This approach also resulted in threshold levels of adjusted EBIT and adjusted EPS for fiscal 2021 being set above our actual performance in fiscal 2020. In setting NWC and DFCF targets, our goals in 2021 were to maintain and continue to build on the structural and process improvements we had made in 2020, and in setting adjusted RONA targets, we set targets that reflected an expected gradual recovery and expansion over the three-year period from the lower levels achieved during fiscal 2020 as a result of the environment caused by the COVID-19 pandemic. We believe the financial targets established for our 2021 STI and LTI awards reflected appropriate growth expectations and, in keeping with our philosophy, were challenging and required strong management execution and Company performance to achieve.

As described below, payouts under the STI awards on the basis of corporate performance and the percentage of PSU awards earned for the fiscal 2021 performance period of the outstanding LTI awards reflect the exceptional execution and performance of our management team, as well as the strong volume demand we experienced during fiscal 2021 as our business recovered from the declines we experienced in fiscal 2020 as a result of the COVID-19 pandemic.

STI Awards and Payouts. The Company achieved performance above the maximum level of the adjusted EBIT metric, above the target range and below the maximum of the NWC days metric, and above the maximum level of the DFCF metric established by the Committee under our STI program, resulting in a payout of the portion of the award that is based on our financial performance at 188% of target. The balance of the amounts paid with respect to STI awards to members of our Management Executive Committee, including our named executive officers, reflected their individual performance and demonstrated leadership, and ranged from 110% to 130% of target. The total STI awards made to the members of our Management Executive Committee, including our named executive officers, ranged from 165% to 171% of the named executive officer’s target award. (See pages 45-48 for further details about awards and payouts made to our named executive officers).

LTI Awards and Payouts. Our LTI program is 70% performance-based and 30% time-based, consisting of a combination of PSUs (35%), stock options (35%) and TSUs (30%) (with percentages measured based on the awards’ grant date values, assuming target level achievement of applicable performance goals in the case of PSUs). The grant date value of the

34    CABOT CORPORATION

2022 PROXY STATEMENT

Executive Compensation (continued)

awards granted in fiscal 2021 to each named executive officer was based on an assessment of the named executive officer’s position, role and responsibilities within the Company, the overall competitiveness of his or her total direct compensation, and internal equity (the relationship of pay among the executive officers in the context of their responsibilities) and retention considerations. (See pages 45-48 for further details.)

Further, as described on page 43, each PSU award is allocated evenly into three tranches, with each tranche having a separate fiscal year performance period and the entire award having a cumulative three-year overall vesting period. All performance goals for each performance period are established at the time of grant to cover the full three-year performance period. Our financial performance in each fiscal year determines the percentage of the target award earned for that fiscal year performance period in three outstanding PSU awards. The percentage of the target awards earned for fiscal 2021 performance with respect to outstanding PSUs is set forth below. For each performance metric, adjusted EPS and adjusted RONA, achieving the target level of performance results in 100% of the portion of the award that relates to that metric being earned. We believe that the PSUs earned based on our fiscal 2021 financial results properly aligned our LTI compensation with our outstanding fiscal 2021 financial performance, consistent with the role of these awards in advancing our pay-for-performance philosophy.

LTI Award	FY’21 Performance Metrics and Achievement Relative to Target	Composite, Weighted Achievement (%) of FY’21 Tranche

Fiscal 2019 Grant (covering fiscal 2019-2021), with all targets established November 2018	Adjusted EPS (105.6%); Adjusted RONA (194.7%)	123.4%

Fiscal 2020 Grant (covering fiscal 2020-2022), with all targets established November 2019	Adjusted EPS (161.3%); Adjusted RONA (200.0%)	169.0%

Fiscal 2021 Grant (covering fiscal 2021-2024), with all targets established November 2020	Adjusted EPS (200.0%); Adjusted RONA (200.0%)	200.0%

CABOT CORPORATION    35

2022 PROXY STATEMENT

Executive Compensation (continued)

Characteristics of our Executive Compensation Programs

Our executive compensation programs include a number of practices intended to align the interests of management and our shareholders.

What We Do	What We Don’t Do

✓  Link pay to performance; significant portion of executive pay is not guaranteed

✓  Tie performance-based awards to achievement of pre-established financial metrics

✓  Use our STI awards to recognize individual performance and leadership and achievement of corporate goals

✓  Review actual compensation paid to or realized by our Management Executive Committee as compared to the value of compensation awarded

✓  Balance the mix of pay components, including cash, stock options, and restricted stock units (both performance- and time-based)

✓  Cap incentive awards under our STI and LTI programs

✓  Incentivize long-term focus by setting multiple years of performance goals for PSU grants at the time of grant

✓  Maintain stock ownership guidelines

✓  Subject STI and LTI program compensation to our recoupment policy

✓  Provide modest perquisites consisting primarily of financial planning and an executive physical examination

✘  Enter into employment contracts with our CEO and other named executive officers (other than Mr. Zhu, who is based in China)

✘  Provide for excise tax gross-ups in the event of a change in control

✘  Reprice underwater stock options without shareholder approval

✘  Permit hedging or short sales of company stock by executive officers or directors

✘  Provide single-trigger change in control vesting in our equity awards

Consideration of Results of Shareholder Advisory Votes on Executive Compensation

At our 2021 Annual Meeting, we conducted an advisory (non-binding) shareholder vote on executive compensation, as required by the Dodd-Frank Act. 95.17% of the shares voted approved the executive compensation discussed and disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and other related tabular and narrative disclosures contained in our 2021 proxy statement. In considering the results of this most recent favorable advisory vote on executive compensation, among other things, the Compensation Committee determined that the Company’s executive compensation programs have been effective in implementing the Company’s stated compensation philosophy and objectives, and directly aligning compensation paid or earned with Company performance. Therefore, the Committee did not make any changes in the structure of these programs or in response to this vote.

The Compensation Committee recognizes that executive pay practices and corporate governance principles continue to evolve. Accordingly, it will continue to monitor executive compensation practices and make adjustments as necessary to ensure that our executive compensation programs continue to support our corporate goals and objectives, appropriately incentivize management and reflect good corporate governance principles.

The Compensation Committee pays close attention to the advice of its compensation advisors and provides access for our shareholders who would like to communicate on executive compensation directly with the Compensation Committee or the Board. You may contact the Board of Directors through our website at “Company — About Cabot — Governance — Contact the Board of Directors”.

Compensation Philosophy, Objectives and Process

Continuing to position Cabot for future success requires the talent to support our business and strategy. Our executive compensation programs are designed to provide a competitive and internally equitable compensation and benefits

36    CABOT CORPORATION

2022 PROXY STATEMENT

Executive Compensation (continued)

package that rewards individual and Company performance and reflects job complexity and the strategic value of the individual’s position while also promoting long-term retention and motivation. We seek to accomplish these goals in a way that is aligned with the long-term interests of our shareholders.

To achieve these goals, our executive compensation programs adhere to these principles:

•	Offer a total compensation opportunity and a benefits package that are competitive in our industry;
•	Reward executives based on our business performance by closely aligning a majority portion of their compensation with the performance of the Company on both a short- and long-term basis;
•	Set challenging but achievable performance goals that support the Company’s short- and long-term financial goals;
•	Motivate individual performance by rewarding the specific performance and achievements of individual executives and their demonstrated leadership; and
•	Align the interests of our executives and our shareholders through performance-based compensation, equity grants and stock ownership guidelines.

Our Compensation Setting Process

The Compensation Committee

As discussed under “Board Leadership, Structure, Governance and Composition, and Risk Management — How Our Board Operates — Compensation Committee”, on page 13, the Compensation Committee is responsible for all compensation decisions related to members of the Company’s Management Executive Committee, which includes all our named executive officers.

The annual compensation planning process for the preceding fiscal year concludes at the Committee’s meeting in November, when the Committee evaluates the Company’s performance against the corporate performance goals set for the just-concluded fiscal year and also evaluates each executive officer’s individual performance and, on this basis, determines the amounts payable or earned, as applicable, in the fiscal year under our STI and LTI programs. Each November, the Compensation Committee also (i) determines any adjustments to base salaries, with any adjustment typically effective the following January, (ii) sets corporate performance metrics applicable to our STI and LTI programs for the current fiscal year, (iii) grants LTI awards, and (iv) establishes performance goals and maximum payment levels under our STI and LTI programs for awards granted in the current fiscal year, in each case, for each named executive officer.

A description of the Compensation Committee’s roles and responsibilities is set forth in its written charter adopted by the Board of Directors, which can be found at www.cabotcorp.com under “Company — About Cabot — Governance — Resources.”

Role of the Compensation Consultant

The Compensation Committee has retained Meridian Compensation Partners (“Meridian”) as its independent compensation consultant for purposes of advising on executive compensation matters since March 2018. During fiscal 2021, Meridian provided the Committee with advice on a broad range of executive compensation matters, including the following:

•	Apprising the Committee of compensation-related trends and developments in the marketplace, including developments relating to the COVID-19 pandemic;
•	Informing the Committee of regulatory developments relating to executive compensation practices;
•	Reviewing and assessing the composition of the group of peer companies used for compensation benchmarking purposes;
•	Providing the Committee with an assessment of the market competitiveness of our executive compensation programs;
•	Assessing the relationship between executive compensation actually paid and corporate performance;
•

Identifying potential changes to our executive compensation programs to maintain market competitiveness and consistency with business strategies, good governance practices and alignment with shareholder interests; and

•	Reviewing the disclosure of our executive compensation programs in this proxy statement.

CABOT CORPORATION    37

2022 PROXY STATEMENT

Executive Compensation (continued)

Meridian attended all regularly scheduled meetings of the Compensation Committee during fiscal 2021.

The Compensation Committee has assessed the independence of Meridian pursuant to SEC rules and concluded that no conflict of interest exists that prevents Meridian from independently advising the Compensation Committee.

Role of the Chief Executive Officer and Other Officers

Each year, our CEO and our Chief Human Resources Officer (“CHRO”), working with internal resources as well as Meridian, review the design of our executive compensation programs and recommend modifications to existing, and/or the adoption of new, plans and programs to the Compensation Committee. In addition, our CEO recommends to the Committee the performance metrics and goals to be used to determine future payouts under our STI and LTI programs, and each named executive officer’s individual performance goals (other than the CEO’s) are jointly developed by the executive and the CEO.

Before the Compensation Committee makes compensation decisions regarding the compensation of our named executive officers, the CEO provides his assessment of each named executive officer’s performance, other than his own, taking into consideration factors such as the officer’s achievement of individual goals, leadership accomplishments, contribution to Cabot’s performance and the achievement of Company goals, and areas of strength and areas for development. He then makes specific award recommendations for these officers. In preparing compensation recommendations for the Committee, our CEO, our CHRO and other members of management involved in the process review compensation and survey data compiled by the Committee’s independent compensation consultant for similarly-situated executives at our peer group of companies and other external competitive market data provided by such consultant, as described below. Our CEO attends Compensation Committee meetings but is not present for, and does not participate in, any discussions concerning his own compensation. All decisions relating to the compensation of our named executive officers are made solely by the Committee and are reported to the full Board of Directors.

Use of Benchmarking Comparison Data

The companies we have included in our compensation peer group consist of companies in the diversified chemicals or specialty chemicals industries with similar products and services and with revenues and a market capitalization generally between one-third and three times the Company’s revenue and market capitalization. The Compensation Committee reviews executive compensation data for executives with comparable positions at these peer group companies to gauge the reasonableness of its executive compensation decisions and the competitiveness of our executive compensation programs. The Compensation Committee believes maintaining market-competitive executive compensation programs allows us to successfully attract and retain experienced executives who are critical to our long-term success.

The Compensation Committee annually reviews the companies included in our compensation peer group and may add or eliminate companies as it determines to be appropriate. For purposes of fiscal 2021 compensation matters our compensation peer group consisted of the following 20 companies:

•  Albemarle Corporation

•  Ashland Global Holdings, Inc.

•  Axalta Coating Systems

•  Celanese Corporation

•  The Chemours Company

•  FMC Corporation

•  Ferro Corporation

•  H.B. Fuller Company

•  Huntsman Corporation

•  Innospec Inc.

•  Kraton Corporation

•  Minerals Technologies

•  NewMarket Corporation

•  Element Solutions, Inc. (formerly Platform Specialty Products Corporation)

•  Avient Corporation (formerly PolyOne Corporation)

•  RPM International Inc.

•  Stepan Company

•  Trinseo S.A.

•  Tronox Limited

•  W.R. Grace & Co.

In preparation for the fiscal 2022 executive compensation review season and the decisions that the Compensation Committee has made and will make with respect to fiscal 2022 compensation, the Compensation Committee reviewed,

38    CABOT CORPORATION

2022 PROXY STATEMENT

Executive Compensation (continued)

with Meridian, the peer group companies listed above and determined that it was appropriate to add Olin Corporation and Orion Engineered Carbons S.A. to the peer group. With these additions, the Committee confirmed the appropriateness of the peer group for benchmarking the Company’s executive compensation programs.

The Compensation Committee and management also consider executive compensation survey data. The survey data used is based on information reported in the Willis Towers Watson Executive Compensation survey.

Each year, the Compensation Committee reviews tally sheets that detail all elements of each named executive officer’s compensation and benefits for the current and prior fiscal years, as well as a projection of his or her compensation for the upcoming fiscal year. These are provided to the Committee as a means to review the total compensation and benefits package for each named executive officer and the impact of any compensation decisions on such compensation and benefits levels.

Factors Considered in Determining Amounts of Compensation

The Compensation Committee considers the following factors in determining each named executive officer’s total annual and long-term compensation opportunities:

•	the officer’s role, level of responsibility, performance, demonstrated leadership, and experience;
•	the number of years the officer has held his or her position;
•	the current target total compensation for each officer;
•	employee retention and internal equity considerations; and
•	external competitiveness.

The Compensation Committee has adopted a targeting strategy for executive compensation decisions that defines competitiveness as a “range around the market 50th percentile” for all elements of total direct compensation (base salary, target STI awards and LTI awards (with PSUs valued at target)). For members of the Management Executive Committee who are promoted from within Cabot, or whose total direct compensation is not competitive at the time of their promotion under our targeting strategy, our philosophy and intention has been to bring such executive’s total direct compensation to within the median competitive range of the benchmark compensation data used by the Committee over a three-year period from the time of their promotion, subject to actual performance in the role. The Committee believes that the use of a range provides the Committee with the framework to target the market median of the benchmarking data used by the Committee, as described under “Use of Benchmarking Comparison Data” above, but to vary compensation opportunities as it deems appropriate based on individual and Company circumstances.

Developing Company Performance Metrics

The performance metrics we use for our STI and LTI programs are intended to support our short- and long-term business plans and strategies. In fiscal 2021, we used five financial metrics to promote well-rounded Company and management performance, as described below.

For our STI awards we used three financial metrics to closely align the incentive metrics under our STI awards with each of the elements of our “Advancing the Core” strategy. Adjusted EBIT was the principal financial performance metric because it reflects an important near-term goal of improving our operating profitability and is a key driver of TSR. To increase the focus on efficiently managing our working capital, and to measure our short-term financial health, we used a net working capital (“NWC”) days metric, and to incentivize cash flow management we used discretionary free cash flow (“DFCF”) as the third financial metric. Adjusted EBIT had a weighting of 60%, and NWC days and DFCF each had a weighting of 20%. In addition, for awards made for fiscal 2021, we removed the minimum adjusted EBIT achievement level (or gate) for overall plan payout to emphasize the importance of achievement of each of the three financial metrics.

For our PSU awards, we used adjusted EPS as the principal financial performance metric because it reflects an important longer-term financial goal of improving our after-tax profitability. Because our business is capital intensive, we believed it was also appropriate to include a return metric under our LTI program and, as a result, used adjusted return on net assets (“RONA”), which measures how effectively and efficiently we use our operating assets to generate earnings. For

CABOT CORPORATION    39

2022 PROXY STATEMENT

Executive Compensation (continued)

awards made for fiscal 2021, we modified the weighting of these two financial metrics. For PSUs granted before November 2020, adjusted EPS and adjusted RONA had an 80% and 20% weighting, respectively. For awards granted in November 2020 (during fiscal 2021), adjusted EPS and adjusted RONA have a 65% and 35% weighting, respectively. Placing a more significant emphasis on the adjusted RONA performance metric is intended to further incentivize the importance of capital efficiency and the effective and efficient use of our operating assets to generate earnings.

Our philosophy in setting goals for each of the metrics is to establish goals that will drive the achievement of our short- and long-term objectives under our corporate strategy. Accordingly, in setting our adjusted EBIT and adjusted EPS goals, we typically begin with our performance in the just completed fiscal year and set a growth target from that base. In setting adjusted EPS targets, we set targets over the three-year term of the PSU awards that would result in payouts based on the achievement of our strategic goal of achieving a 7%-10% CAGR over time. We set NWC days goals intended to incentivize a reduction in our net working capital days and continued improvement in our NWC management, set DFCF goals to incentivize cash flow management, and set adjusted RONA goals to drive earnings growth at return levels greater than our weighted average cost of capital. Setting financial targets for our 2021 STI and LTI incentive awards was particularly challenging given the uncertain environment caused by the COVID-19 pandemic in fiscal year 2020 and when the Committee was setting targets. The additional factors the Committee took into consideration in setting these targets for fiscal 2021 are described above in the Executive Summary under the heading “Considerations Applied in Setting Targets for STI and LTI Incentive Awards for 2021”.

Overall, we intend to set challenging, but achievable, target goals that will only be realized as a result of strong execution and performance. We recognize that from time to time we may need to change the metrics we use under our compensation plans to reflect new priorities and business circumstances. We expect to continue to reassess our performance metrics and goal setting process annually.

Our Performance-based Compensation Philosophy

How Did our Fiscal 2021 STI Program Operate?

We provide annual STI awards to drive the achievement of key short-term business results and to recognize individuals based on their contributions to those results and Cabot’s overall performance. Each named executive officer has an annual target incentive opportunity under our STI program, which is expressed as a percentage of his or her base salary, as summarized below:

Name	FY21 STI Target	FY21 STI Target Amount
Sean D. Keohane	120%	$1,242,000
Erica McLaughlin	75%	$397,424
Karen A. Kalita	65%	$277,657
Hobart C. Kalkstein	70%	$354,349
Jeff Zhu	70%	$354,228

The actual amounts payable under the STI program range from 0% to 200% of the target award opportunity, with 70% of each award based on the achievement of pre-established corporate financial goals and the remaining 30% of each award based on individual performance and achievements. The Committee established threshold, target, and maximum performance level goals for each financial metric: adjusted EBIT, NWC days, and DFCF with payout for performance between performance levels determined on a straight-line basis. For NWC days and DFCF, the target levels utilized a narrow “dead band” of days and a cash flow range, respectively, so that small variations around demonstrated performance levels on these metrics would not be rewarded or penalized. Under our STI program, the Committee retains the discretion, after determining the amount that would otherwise be payable under an award for a performance period, to adjust the actual payment, if any, to be made under such award. Consistent with prior years, the Committee did not exercise such discretion with respect to fiscal 2021 awards.

40    CABOT CORPORATION

2022 PROXY STATEMENT

Executive Compensation (continued)

At the beginning of each fiscal year, the non-Executive Chair, with input from the other independent directors, develops the individual performance goals for our CEO, which are then approved by the Committee. Each of our other executive officers develops with the CEO his or her individual performance goals for the year. In assessing each executive officer’s individual performance, the Committee considers the officer’s personal achievements, including his or her achievements against these pre-established individual performance goals, as well as individual contributions to the management team and to the Company, and leadership and management of the executive officer’s business, region or function, as applicable. The Committee does not assign specific numerical weightings or ratings to the individual performance goals and the performance of each officer is evaluated as a whole. Furthermore, there are no formal threshold levels of achievement applicable to the individual performance component of our STI program. Ultimately, the determination of the payout of the portion of the STI awards based on individual performance is based on the judgment of the Committee (with respect to our CEO) and our CEO and the Committee (with respect to our CEO’s direct reports), in each case, after reviewing all relevant factors, with the final determination made by the Committee.

The adjusted EBIT, NWC days and DFCF targets for the fiscal 2021 STI awards and our actual fiscal 2021 performance were as follows:

Fiscal 2021 STI Program Targets and Results

	Threshold Level (50% payout)	Target Level (100% payout)	Maximum Level (200% payout)	Fiscal 2021 Results	Performance Modifier

Adjusted EBIT (60%)(in millions)	$254	$317	$407	$492	200.0%

NWC Days (20%)	77	72-70	60	66	140.0%

DFCF (20%)(in millions)	$128	$187-$227	$286	$353	200.0%

Weighted average payout					188.0%

The portion of the STI award that was earned by each named executive officer based on individual performance reflected his or her individual performance and leadership in fiscal 2021 (ranging from 115% to 130% of target), with the total STI awards earned ranging from 166% to 171% of the named executive officer’s overall target award. Detailed information about each named executive officer’s fiscal 2021 STI payout is set forth in the discussion below under the heading “Fiscal 2021 Compensation Decisions”.

How Did our Fiscal 2021 LTI Program Operate?

We provide our named executive officers with LTI awards to incentivize sustainable growth and long-term value creation, to further align the interests of our executives with those of our shareholders by tying the executives’ realized compensation to stock price changes during the performance and/or vesting periods, and to promote retention. The

CABOT CORPORATION    41

2022 PROXY STATEMENT

Executive Compensation (continued)

grant date value of LTI awards granted to each named executive officer for a given year is based on an assessment of the individual’s position, role and responsibilities within the Company, the overall competitiveness of his or her total direct compensation opportunity, and internal equity considerations. The Committee also considers compensation peer group and other market data for a general understanding of competitive equity compensation practices and considers the impact of the grants on equity incentive plan usage and share dilution, as well as the Company’s compensation expense and employee retention concerns.

70% of the target value of our executives’ LTI awards is performance-based, consisting of a combination of PSUs and stock options, which only provide value when our share price increases above the share price on the date of grant. When making LTI awards for fiscal 2021, the Compensation Committee first determined the total grant date value of the awards to be granted to each executive, and then delivered that value in three components: PSUs representing 35%, stock options representing 35%, and TSUs representing 30%, respectively, of the total grant date value of the award, assuming target level achievement of applicable performance goals for PSUs. The terms of each type of LTI award are described in further detail below. These terms are generally applicable to LTI awards granted in fiscal 2021 and in previous fiscal years.

PSUs reward performance and the execution of our goal to deliver year-over-year and long-term growth in earnings and to increase the operating profit we generate relative to the capital we invest in our businesses. Stock options are performance-based because no value is created unless the value of our common stock appreciates after grant and they encourage employee retention through the use of a time-based vesting schedule. TSUs encourage employee retention by providing some level of value to executives who remain employed for three years. PSUs, stock options and TSUs also support an ownership culture and thereby encourage our executives to take actions that are best for Cabot’s long-term success. Importantly, although each of these equity awards provides a competitive economic value on the date of grant, their ultimate value to an executive will depend upon the degree to which we achieve objectively measurable performance metrics and/or the market value of our common stock after the end of the relevant vesting period. That value will be largely dependent upon our performance and the performance of our stock.

PSUs

To reinforce the long-term nature of the PSU awards and to reward performance and the execution of our long-term growth goals, at the time of grant, the performance metrics and goals for each of the three one-year performance periods of the award are established. Specifically, each award of PSUs is allocated evenly into three tranches, with each tranche having a one-year performance period and the entire award having a three-year vesting period. When the award vests at the end of the applicable three-year period, the number of shares of stock issuable, if any, will depend on the degree of achievement of corporate performance goals for each year within the overall three-year performance period. Based on the degree to which we achieve the performance goals, an executive may earn between 0% to 200% of the number of PSUs allocated to each tranche of his or her award.

42    CABOT CORPORATION

2022 PROXY STATEMENT

Executive Compensation (continued)

To drive long-term performance, threshold, target, stretch and maximum goals are established for the corporate performance metrics for each tranche in the three-year performance period at or before the time of grant of the PSUs. In November 2020, at the time it approved the grant of PSU awards, the Committee established the specific performance metrics and goals for the fiscal 2021, fiscal 2022 and fiscal 2023 performance periods of these awards based on our strategic goal of achieving a 7-10% earnings per share compound annual growth rate over time and taking into account an expected gradual recovery and expansion over the three-year period from the COVID-19 pandemic-related performance levels experienced in fiscal 2020. (The additional factors the Committee took into consideration in setting these targets for fiscal 2021 in light of the uncertainty surrounding the COVID-19 pandemic are described above in the Executive Summary under the heading “Considerations Applied in Setting Targets for STI and LTI Incentive Awards for 2021”).

Setting metrics and goals in this way serves to both reinforce the long-term nature of these awards and to incentivize our leaders to achieve incrementally more challenging goals for each fiscal year included in the award. Our actual performance against those goals determines the number of shares that will be issued in respect of the PSUs when the awards vest, with the number of shares issued for performance between performance levels interpolated on a straight-line basis.

To reinforce the capital allocation goal of returning a substantial portion of free cash flow to shareholders under our Advancing the Core strategy, dividend equivalent payments are made in cash in respect of PSUs that are earned based on the achievement of applicable performance metrics, but that have not vested based on time, when and if dividends are declared and paid on the Company’s common stock. The objective of providing such dividend equivalent payments is to help focus our executives on, and to reward them for, managing the business so as to produce cash that is capable of being distributed to shareholders in the form of a dividend. Dividend equivalents also mirror the income generation associated with stock ownership.

CABOT CORPORATION    43

2022 PROXY STATEMENT

Executive Compensation (continued)

Stock options

Stock options are granted with an exercise price equal to 100% of the closing price of Cabot’s common stock on the date of grant. They generally vest, subject to continued employment, over a three-year period (30% on each of the first and second anniversaries of the date of grant and 40% on the third anniversary of the date of grant) and have a ten-year term.

TSUs

TSUs generally vest, subject to continued employment, in their entirety at the end of three years. When the TSUs vest, they are settled in shares of Cabot common stock. During the vesting period, dividend equivalents are paid in cash on each TSU when and if dividends are declared and paid on the Company’s common stock.

Practices Regarding the Grant of Equity Awards

Annual equity grants are made at the Compensation Committee’s regularly scheduled meeting in November to align the timing of grants with our fiscal year, most importantly for PSUs, which are earned based on a fiscal year performance period. The exercise price of stock options is the closing price of Cabot stock on the NYSE on the date the options are granted. From time to time, equity awards outside of the annual grant program are made for recruiting or retention purposes or in connection with promotions or to recognize specific achievements or performance. We do not have a program, plan, or practice to time “off-cycle” awards in coordination with the release of material non-public information.

PSUs Earned under Outstanding PSU Awards on the Basis of Fiscal 2021 Performance

The following tables show the performance metrics and goals and the relative weighting of each metric that the Committee set for the fiscal 2021 performance period of PSUs granted in fiscal 2019, 2020, and 2021, our degree of attainment of these goals and the percentage of the awards earned, measured against the target award. Because the performance metrics and goals for the fiscal 2021 performance period of these awards were established at different times based on when they were granted, they each reflect the long-term goals and target-setting philosophy in place when they were awarded.

Performance Goals (set in November 2018) and Results for

Performance Year 3 of the PSUs that Vested in November 2021

	Threshold Level (50% payout)	Target Level (100% payout)	Stretch Level (150% payout)	Maximum Level (200% payout)	Fiscal 2021 Results	Percent Earned

Adjusted EPS (80%)	$4.30	$4.94	$5.66	$6.32	$5.02	105.6%

Adjusted RONA (20%)	12.10%	14.40%	16.00%	17.90%	17.70%	194.7%

Composite						123.4%

Performance Goals (set in November 2019) and Results for

Performance Year 2 of the PSUs that Vest in November 2022

	Threshold Level (50% payout)	Target Level (100% payout)	Stretch Level (150% payout)	Maximum Level (200% payout)	Fiscal 2021 Results	Percent Earned

Adjusted EPS (80%)	$3.69	$4.48	$4.90	$5.43	$5.02	161.3%

Adjusted RONA (20%)	11.00%	13.00%	14.00%	15.00%	17.70%	200.0%

Composite						169.0%

44    CABOT CORPORATION

2022 PROXY STATEMENT

Executive Compensation (continued)

Performance Goals (set in November 2020) and Results for

Performance Year 1 of the PSUs that Vest in November 2023

	Threshold Level (50% payout)	Target Level (100% payout)	Stretch Level (150% payout)	Maximum Level (200% payout)	Fiscal 2021 Results	Percent Earned

Adjusted EPS (65%)	$2.18	$2.96	$3.34	$3.74	$5.02	200.0%

Adjusted RONA (35%)	8.50%	10.50%	13.00%	14.00%	17.70%	200.0%

Composite						200.0%

PSUs Earned under PSU Award that Vested in 2021

The chart below shows the composite achievement under the fiscal 2019 PSU awards granted in November 2018 that vested in November 2021. The performance periods of these awards were our 2019, 2020, and 2021 fiscal years. As described above, the Committee established the performance metrics and goals for each of these performance periods based on the Company’s expectations for the Company’s earnings growth and performance over that three-year period at the time of grant.

Results for PSUs granted in Fiscal 2019 that Vested in 2021

Performance Year	Adjusted EPS Target (100% Payout)	Adjusted EPS Actual	% Achieved	Adjusted RONA Target (100% Payout)	Adjusted RONA Actual	% Achieved	Overall Achievement

2019 (Y1)	$4.31	$3.91	77.3%	14.4%	12.7%	70.7%	76.0%

2020 (Y2)	$4.61	$2.08	0.0%	14.4%	7.6%	0.0%	0.0%

2021 (Y3)	$4.94	$5.02	105.6%	14.4%	17.7%	194.7%	123.4%

Composite							66.5%

Fiscal 2021 Compensation Decisions

The compensation decisions the Committee made with respect to our named executive officers for fiscal 2021 are described below.

In considering each officer’s individual performance in fiscal 2021 and determining his or her STI award payout for fiscal 2021 and making the other compensation decisions discussed above, the Committee specifically considered the following:

Sean D. Keohane, President and CEO.

Fiscal 2021 Performance Summary

The Committee believes that Mr. Keohane performed extraordinarily well in fiscal 2021. The Committee specifically recognized Mr. Keohane’s continued leadership of Cabot and his strong execution as the Company recovered from COVID-19 driven declines in fiscal 2020 to deliver exceptional financial performance in fiscal 2021, while successfully navigating through a dynamic environment and external challenges related to rising input costs, global supply chain disruptions, and the persistence of the COVID-19 pandemic and its impact on Cabot’s employees and business operations. Specifically, the Committee also recognized Mr. Keohane’s role in:

•

the Company’s outstanding financial performance during the fiscal year, resulting in record adjusted EPS* of $5.02 and record total segment EBIT* of $550 million, and the Company’s strong cash flow generation during the year that resulted in record DFCF* of $353 million;

*	Non-GAAP financial measure. See Appendix A.

CABOT CORPORATION    45

2022 PROXY STATEMENT

Executive Compensation (continued)

•

the continued progress of Cabot’s sustainability efforts, including making meaningful progress toward the Company’s 2025 Sustainability Goals, committing to align Cabot’s disclosures with the recommendations of the Task Force for Climate-related Financial Disclosure, and Cabot serving as an inaugural sponsor of the Future of STEM Scholars Initiative (FOSSI);

•

the strong performance of key strategic growth initiatives, particularly Battery Materials, where the Company doubled revenues in fiscal 2021 as compared to fiscal 2020 and generated strong profitability;

•

our advancement of important strategic initiatives, including negotiation of the acquisition of Tokai Carbon’s carbon black facility in Tianjin, China, which we intend to convert to produce specialty carbons, including products for our battery materials growth vector, upon completion; digitalization of core back-office capabilities within the Company and continued evaluation of strategic options for our Purification Solutions business, which culminated in entry into an agreement in the first quarter of fiscal 2022 to divest the business; and

•

the investments we made to strengthen our manufacturing asset footprint, reflected most notably in the completion of a major air emissions control project at our carbon black manufacturing facility in Louisiana, the further execution of a project to build a specialty compounds production line in Cilegon, Indonesia, and the continued work to upgrade the carbon black plant we purchased in China in 2018 for the production of specialty carbons, which we expect to be completed in 2022.

Compensation Decisions for Fiscal 2021

Base Salary	Base Salary Increase	STI Target Amount	Actual STI Payout(1)	FY21 LTI Grant Amount(2)	FY21 LTI Grant(2)

$1,035,000	3.5%	$1,242,000	$2,118,852	$4,750,000	40,578 PSUs 34,781 TSUs 171,568 Options

(1)	The STI payout was based on the achievement of 188.0% of target against corporate performance and 130% of target against individual performance, resulting in a payout of 171% of target.
(2)	The number and grant date value of PSUs assumes target level of achievement of applicable performance goals.

Erica McLaughlin, SVP and CFO.

Fiscal 2021 Performance Summary

Among Ms. McLaughlin’s key achievements that the Committee considered were the following:

•

her strong leadership of the company’s strategic agenda, which this year resulted in the negotiation of the acquisition of Tokai Carbon’s carbon black facility in Tianjin, China, which upon completion we intend to convert to produce specialty carbons and battery materials products, which will provide additional capacity for our high growth battery materials vector;

•	similarly, her leadership of the strategic process to divest our Purification Solutions business, a non-core Cabot business;
•

her role in leading the Company’s cash management activities, which resulted in our generating a record $353 million of DFCF* and cash flow from operations of $257 million, allowing us to increase our quarterly cash dividend by 6% beginning in the first quarter of fiscal 2022;

•

her role ensuring the Company maintained a strong balance sheet and liquidity position. The Company ended fiscal 2021 with liquidity of approximately $1.3 billion and a debt/EBITDA ratio of 1.6X, while maintaining an investment grade credit rating. Additionally, the Company put in place a new $1 billion ESG-linked revolving credit facility; and

•	her involvement in the Company’s business transformation efforts, including digitalization of back-office capabilities.

*	Non-GAAP financial measure. See Appendix A.

46    CABOT CORPORATION

2022 PROXY STATEMENT

Executive Compensation (continued)

Compensation Decisions for Fiscal 2021

Base Salary	Base Salary Increase	STI Target Amount	Actual STI Payout(1)	FY21 LTI Grant Amount(2)	FY21 LTI Grant(2)

$529,899	9.7%	$397,424	$678,006	$1,000,000	8,542 PSUs 7,322 TSUs 36,119 Options

(1)	The STI payout was based on the achievement of 188.0% of target against corporate performance and 130% of target against individual performance, resulting in a payout of 171% of target.
(2)	The number and grant date value of PSUs assumes target level of achievement of applicable performance goals.

Karen A. Kalita, SVP and General Counsel.

Fiscal 2021 Performance Summary

Among Ms. Kalita’s key achievements that the Committee considered were the following:

•	her role in helping the Company manage through legal and other regulatory considerations related to the ongoing COVID-19 pandemic;
•	her role in leading the Company in addressing new regulatory disclosure requirements;
•	her guidance to the Board on governance matters;
•	her strong legal guidance and support overseeing the negotiation of key commercial, M&A and other strategic activities;
•	her role within the Company’s Office of Compliance and to the Company on ethics and compliance matters, and her leadership in managing our regulatory compliance programs;
•	her role in providing risk management counsel; and
•	her effective oversight of complex litigation and environmental matters toward positive outcomes for the Company.

Compensation Decisions for Fiscal 2021

Base Salary	Base Salary Increase	STI Target Amount	Actual STI Payout(1)	FY21 LTI Grant Amount(2)	FY21 LTI Grant(2)

$427,165	15.9%	$277,657	$461,189	$625,000	5,339 PSUs 4,576 TSUs 22,574 Options

(1)	The STI payout was based on the achievement of 188.0% of target against corporate performance and 115% of target against individual performance, resulting in a payout of 166% of target.
(2)	The number and grant date value of PSUs assumes target level of achievement of applicable performance goals.

Hobart C. Kalkstein, SVP and President, Reinforcement Materials Segment, and President, Americas Region.

Fiscal 2021 Performance Summary

Among Mr. Kalkstein’s key achievements that the Committee considered were the following:

•	his role in delivering record EBIT performance for the Reinforcement Materials segment;
•	his role negotiating the 2021 tire contracts, particularly in the face of uncertainty after the steep erosion in demand the Company experienced in fiscal 2020;
•	his leadership in championing commercial excellence in his organization;
•

his leadership in our completion of a major air emissions control project at our carbon black manufacturing facility in Louisiana that will result in improved air quality through the reduction of NOX and SO2 emissions and will enable us to support our customer’s supply needs over the long-term;

•	his contribution to the Company’s sustainability efforts, specifically the effective communication of Cabot’s sustainability program and goals to Cabot’s customers; and

CABOT CORPORATION    47

2022 PROXY STATEMENT

Executive Compensation (continued)

•	his role in leading our Americas Region, particularly as the region manages through the continued challenges resulting from the COVID-19 pandemic.

Compensation Decisions for Fiscal 2021

Base Salary	Base Salary Increase	STI Target Amount	Actual STI Payout(1)	FY21 LTI Grant Amount(2)	FY21 LTI Grant(2)

$506,213	5.4%	$354,349	$599,204	$900,000	7,688 PSUs 6,590 TSUs 32,507 Options

(1)	The STI payout was based on the achievement of 188.0% of target against corporate performance and 125% of target against individual performance, resulting in a payout of 169% of target.
(2)	The number and grant date value of PSUs assumes target level of achievement of applicable performance goals.

Jeff Zhu, SVP and President, Performance Additives business, and President, Asia Pacific Region.

Fiscal 2021 Performance Summary

Among Mr. Zhu’s key achievements that the Committee considered were the following:

•

his role in delivering strong EBIT performance for the Performance Additives business and successfully navigating macro-environment challenges related to global supply chain disruptions, impacts from the semiconductor chip shortage on automotive production, and rising input costs;

•

his leadership in the performance of our battery materials growth vector, which achieved a number of commercial successes during the fiscal year resulting in a doubling of revenue for this product line as compared to fiscal 2020;

•

his leadership of the business’s growth investments and strategic activities, particularly with our negotiation of the acquisition of Tokai Carbon’s carbon black facility in Tianjin, China and our conversion of our plant in Xuzhou, China to support our specialty carbon applications and battery materials growth vector; and

•	his role in leading our Asia Pacific Region.

Compensation Decisions for Fiscal 2021

Base Salary	Base Salary Increase	STI Target Amount	Actual STI Payout(1)	FY21 LTI Grant(2) Amount	FY21 LTI Grant(2)

$506,040	3.5%	$354,228	$599,000	$900,000	7,688 PSUs 6,590 TSUs 32,507 Options

(1)	The STI payout was based on the achievement of 188.0% of target against corporate performance and 125% of target against individual performance, resulting in a payout of 169% of target
(2)	The number and grant date value of PSUs assumes target level of achievement of applicable performance goals.

48    CABOT CORPORATION

2022 PROXY STATEMENT

Executive Compensation (continued)

2022 Compensation Decisions

All of our named executive officers, with the exception of Mr. Keohane, whose base salary was determined to be competitive by the Committee based on a review of benchmark compensation data and the Committee’s targeting strategy for executive compensation, received a base salary increase for calendar 2022 during our annual salary review process that took place in November 2021. The Compensation Committee approved merit-based salary increases for each of our named executive officers (other than Mr. Keohane) for 2022, and a market-based adjustment for Ms. Kalita in the percentages set forth in the table below. In connection with this review, no adjustments were made to our named executive officers’ target STI incentive opportunity for 2022. With these increases in base salaries, we believe the current target total direct compensation of our named executive officers is within a competitive range around the market median of the benchmark compensation data used by the Committee. The table below sets forth the base salary and target STI incentive opportunity for 2022 for each of our named executive officers.

Name	2022 Base Salary Merit Increase	2022 Base Salary Market Adjustment	2022 Base Salary	FY22 STI Target as % of Base Salary

Sean D. Keohane	0%		$1,035,000	120%

Erica McLaughlin	3.5%		$548,446	75%

Karen A. Kalita	4.5%	3.5%	$462,011	65%

Hobart C. Kalkstein	3.0%		$521,399	70%

Jeff Zhu	3.0%		$521,222	70%

Risk Assessment

We monitor the risks associated with our executive compensation programs and policies on an on-going basis. In May 2021, management presented the Committee with the results of a study it conducted of our compensation programs to assess the potential risks arising from these programs. We believe the following policies and practices reflect sound risk management practices within our compensation programs and mitigate excessive risk-taking that could harm our value or reward poor judgment by our executives and other employees:

•	Use of balanced mix of annual and longer-term incentive opportunities;
•	Employ multiple levels of tiered performance (threshold, target, stretch and maximum) in both our STI and LTI programs;
•	Targeting pay within a reasonable range of market median;
•	Use of maximum payout caps in both the STI and LTI programs;
•	Use of different financial performance metrics across the STI and LTI programs covering multiple dimensions of performance (income statement, balance sheet, share price, etc.);
•	Ability of the Committee to use discretion to modify STI awards;
•	Annual Committee review and approval of the STI and LTI program design, performance metrics and goals and earned payouts;
•	Mix of equity awards and multi-year vesting used in the LTI program;
•	Availability of a Company recoupment policy; and
•	Use of share ownership guidelines.

Based on these mitigating factors, the Committee agreed with the study’s findings that our compensation programs do not encourage inappropriate or unacceptable risk to the Company, and that any risks are within our ability to effectively monitor and manage and are not reasonably likely to have a material adverse effect on the Company.

Share Ownership Guidelines

To further align the interests of our executives and our shareholders, in November 2008, we adopted share ownership guidelines for members of our Management Executive Committee. Under these guidelines, we expect our CEO to own equity in the Company in an amount equal to five times his or her annual base salary, and each other officer who reports

CABOT CORPORATION    49

2022 PROXY STATEMENT

Executive Compensation (continued)

directly to the CEO to own equity in an amount equal to three times his or her annual base salary. Each executive has five years from the date he or she becomes subject to the share ownership guidelines to meet his or her target. The Committee reviews compliance with these guidelines annually. At the time of this filing, all of the members of the Management Executive Committee who have been subject to these guidelines for five years or longer had satisfied such share ownership guidelines.

Recoupment of Compensation

The Company adopted a recoupment (clawback) policy in 2012. The policy applies to performance-based compensation, such as STI and LTI compensation, paid to participants in our LTI program (which includes our named executive officers), and covers awards made for fiscal 2013 and thereafter. Under the policy, if the Company is required to restate its financial statements due to material non-compliance with financial reporting requirements under applicable securities laws, and the amount of performance-based compensation awarded or paid would have been lower had the achievement of applicable financial performance been calculated based on the restated financial results, the amount of the excess compensation awarded or paid during the three-year period preceding the date on which the Company is required to prepare the restatement is subject to recoupment, in the discretion of the Compensation Committee. In addition, if a participant knowingly engaged in misconduct that is a material factor in the Company’s obligation to restate its financial statements, the Company will have the right to seek recoupment of the proceeds from the sale of shares issued upon the exercise of stock options or upon the vesting of restricted stock units (including TSUs and PSUs) occurring during the twelve-month period following the filing with the SEC of the financial statements required to be restated, in an amount deemed appropriate by the Compensation Committee under the circumstances.

Other Information

Retirement and Other Benefit Programs

Except for Mr. Zhu, our named executive officers participate in the full range of benefit programs and are covered by the same retirement plans on the same terms as are generally provided to our full-time U.S. salaried employees, are eligible to participate in and/or receive benefits under our Deferred Compensation Plan and our Death Benefit Protection Plan, and participate in our Senior Management Severance Protection Plan. These plans are described in the footnotes and text that accompany the compensation tables that follow this CD&A.

Mr. Zhu is a participant in our Senior Management Severance Protection Plan, but as a China-based employee, does not participate in the other retirement and benefit programs described above. Instead, Mr. Zhu participates in the China Supplemental Pension Plan, which is provided to full-time Cabot employees in China, and participates in the insurance and other benefit programs consistent with other employees who are on an international assignment. These benefits, and their costs to Cabot, are described in the footnotes and text that accompany the compensation tables that follow this CD&A.

Health and Welfare Plans

The health and welfare plans offered to our named executive officers are the same as those offered to all other employees working in the same country. Mr. Zhu is also covered by the health and welfare plans and life and disability benefits offered to our employees who are on an international assignment.

Perquisites

We provide our named executive officers a modest level of perquisites, consisting principally of financial planning and tax assistance services and an executive physical examination. We provide these benefits to help our executives maintain their health and manage their finances, in each case, so that they are able to focus their attention on Cabot’s business. Mr. Zhu receives certain benefits as a result of his international assignment as described further below.

Employment Arrangements

With the exception of Mr. Zhu, our named executive officers serve without employment agreements. The compensation of our named executive officers is set by the Compensation Committee as described above.

50    CABOT CORPORATION

2022 PROXY STATEMENT

Executive Compensation (continued)

Under the terms of Mr. Zhu’s relocation and employment, described in his February 2012 offer letter, he receives additional benefits, many of which are offered to employees who are on an international assignment. These benefits consist of tax equalization, housing (including utilities), a car and driver, annual home leave, and a travel allowance. The tax equalization benefit is intended to ensure that Mr. Zhu’s tax obligations are equal to the taxes he would have paid on his earnings had he remained a resident in Singapore, with the Company paying all other Chinese taxes associated with the income Mr. Zhu earns while based in China. In addition, under the terms of Mr. Zhu’s offer letter with the Company, if Mr. Zhu’s employment is terminated at Cabot’s initiation while based in China, for any reason other than dismissal due to a violation of law or applicable company policy, Cabot will pay the costs to repatriate Mr. Zhu and his family back to Singapore. Mr. Zhu’s base salary and short-term incentive and equity awards are determined in U.S. Dollars and then converted to local China RMB at the time of payment.

Hedging Policy

The Company’s insider trading policy prohibits executives, directors, their family members who share the same address or are financially dependent upon them, and entities owned or controlled by any such persons, from, among other things, engaging in any “short sales”, including short sales “against the box”, or purchases, sales, or other arrangements involving, puts, calls or other derivative securities on the Company’s common stock, and issuing any standing or limit orders for the sale of the Company’s common stock that remain outstanding for more than five days, other than in connection with a Rule 10b5-1 trading plan adopted in compliance with the policy. No categories of hedging transactions are specifically permitted and, other than the transactions described above, no other categories of hedging transactions are specifically disallowed.

Tax and Accounting Information

We consider the tax and accounting rules associated with various forms of compensation when designing our compensation programs. However, to maintain flexibility to compensate our executive officers in a manner designed to promote short- and long-term corporate goals and objectives, the Compensation Committee has not adopted a policy that all compensation must be deductible or have the most favorable accounting treatment to the Company and has paid, and will continue to pay, compensation that is not deductible.

CABOT CORPORATION    51

2022 PROXY STATEMENT

Executive Compensation (continued)

Summary Compensation Table

The following table and footnotes describe the compensation for our named executive officers for the three most recently completed fiscal years (or such shorter period as described in the footnotes below). Each component of our executive compensation program is described under the heading “Compensation Discussion and Analysis,” which begins on page 31.

Name and Principal Position	Year	Salary ($)(3)	Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)

Sean D. Keohane(1) President and CEO	2021	1,026,250	3,087,459	1,662,151	2,118,852	12,074	335,701	8,242,487
	2020	750,000	2,924,943	1,574,400	432,000	—	136,180	5,817,523
	2019	987,500	2,925,000	1,574,578	964,272	15,469	212,560	6,679,379

Erica McLaughlin Senior Vice President and CFO	2021	518,174	649,948	349,921	678,006	—	136,088	2,332,137
	2020	477,250	536,205	288,636	121,716	—	76,332	1,500,139
	2019	445,000	503,750	271,171	263,576	—	84,775	1,568,272

Karen A. Kalita Senior Vice President and General Counsel	2021	412,499	406,218	218,697	461,189	1,780	97,086	1,597,469
	2020	360,125	389,935	209,912	66,883	1,309	57,523	1,085,687
	2019	281,756	237,454	87,516	90,263	819	39,818	737,626

Hobart C. Kalkstein Senior Vice President, President, Reinforcement Materials Segment, and President, Americas Region	2021	499,772	584,969	314,928	599,204	7,138	111,440	2,117,451
	2020	476,385	519,981	279,893	95,129	4,552	59,647	1,435,587
	2019	453,650	520,000	279,921	236,341	2,629	88,466	1,581,007

Jeff Zhu(1)(2) Senior Vice President, President, Performance Additives business, and President, Asia Pacific Region	2021	501,762	584,969	314,928	599,000	—	958,427	2,959,086
	2020	483,107	519,981	279,893	96,808	—	775,562	2,155,351

1.

Mr. Keohane’s fiscal year 2020 annual base salary was $1,000,000. In recognition of the impact of the coronavirus pandemic on the Company’s business and operations during fiscal year 2020, at his request, Mr. Keohane’s salary was temporarily suspended from April 1 through June 30, 2020.

Under the terms of Mr. Zhu’s employment arrangements, his base salary, short-term incentive award, and equity-based compensation are determined in U.S. Dollars and then converted to China RMB at time of payment, or settlement, as applicable. For purposes of the disclosure in this proxy statement, certain amounts that were paid and recorded in China RMB have been converted to U.S. Dollars using the average monthly exchange rate during the 12-month period ended September 30, 2021 of U.S.D 6.49925 to one China RMB and, with respect to his fiscal year 2020 compensation, using the average monthly exchange rate during the 12-month period ending September 30, 2020 of U.S.D. 7.00695 to one China RMB.

2.	For Mr. Zhu, information is only provided for fiscal 2020 and 2021 because he was not a named executive officer for fiscal 2019.
3.

We review base salaries annually in November and any changes are generally effective on January 1 of the following calendar year. The amounts reported in this column reflect salary earned during each fiscal year.

4.

The amounts reported in this column reflect the aggregate grant date fair value of TSUs and PSUs granted in the applicable fiscal year to each named executive officer, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair value per unit of the TSUs and PSUs is equal to the closing price of Cabot common stock on the date of grant, with the grant date fair value of the PSUs calculated based on the probable outcome of applicable performance conditions, which assumes that the target level of performance is achieved, and, for PSUs granted in fiscal 2021, these amounts are as follows: Mr. Keohane: $1,662,481; Ms. McLaughlin: $349,966; Ms. Kalita: $218,739; Mr. Kalkstein: $314,977; and Mr. Zhu: $314,977. If the maximum level of performance were to be achieved under the PSUs granted in fiscal 2021, the grant date fair value of these awards would be as follows: Mr. Keohane: $3,324,962; Ms. McLaughlin: $699,932; Ms. Kalita: $437,478; Mr. Kalkstein: $629,954; and Mr. Zhu: $629,954. We pay dividend equivalents on all TSU awards, and on PSUs (to the extent earned) if, and when, we pay dividends on our common stock, which is factored into the grant date fair value for these awards. The assumptions used to calculate the grant date fair value of stock awards are set forth in Note N to our Consolidated Financial Statements filed with our Annual Report on Form 10-K for fiscal 2021.

52    CABOT CORPORATION

2022 PROXY STATEMENT

Executive Compensation (continued)

5.

The amounts reported in this column reflect the aggregate grant date fair value of stock option awards granted in the applicable fiscal year to each named executive officer, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, determined using the Black-Scholes option-pricing model. The assumptions used to calculate the grant date fair value of option awards under the Black-Scholes model are set forth in Note N to our Consolidated Financial Statements filed with our Annual Report on Form 10-K for fiscal 2021.

6.	The amounts reported in this column consist of:
a.

For fiscal 2019, the aggregate change in the actuarial present value of each named executive officer’s accumulated pension benefits under the Cash Balance Plan and the Supplemental Cash Balance Plan measured from October 1, 2018 to September 30, 2019 as follows: for Mr. Keohane $15,469; for Ms. McLaughlin $(9,774); for Ms. Kalita $(5,580); and for Mr. Kalkstein $(2,686). The Cash Balance Plan was terminated on July 31, 2019 and each named executive officer, except Mr. Zhu, received a lump sum payment from the plan on September 11, 2020. Therefore, the change in actuarial present value for fiscal 2020 and fiscal 2021 consists only of the benefits under the Supplemental Cash Balance Plan, measured from October 1 to September 30 of the applicable fiscal year. No amounts are attributable to the change in actuarial present value of the benefits under the Supplemental Cash Balance Plan measured in those periods because they were negative as follows: for Mr. Keohane: ($21,469) in fiscal 2020 and $(24,417) in fiscal 2021; for Ms. McLaughlin: $(1,799) in fiscal 2020 and $(2,045) in fiscal 2021; and for Mr. Kalkstein: $(5,113) in fiscal 2020 and $(5,821) in fiscal 2021. Ms. Kalita and Mr. Zhu do not have a balance in the Supplemental Cash Balance Plan. These amounts are presented in accordance with SEC rules, which require the use of the same assumptions as required by FASB ASC Topic 715. When such amounts are negative, they are not reflected in the amount reported in the column. The Supplemental Cash Balance Plan is frozen and, therefore, the change in the present value of accrued benefits (PVAB) is due to (i) one less year to accumulate benefits to normal retirement, resulting in a shorter discounting period and an increase to the PVAB; and (ii) a change in the discount rate assumption for the plan, the net effect of which decreased the PVAB. Details on the Supplemental Cash Balance Plan and the actuarial assumptions to calculate the amounts above can be found below under the heading “Pension Benefits.”

b.

Above-market interest (the portion exceeding 120% of the applicable federal long-term rate) credited to deferrals under Cabot’s Deferred Compensation Plan as follows: for Mr. Keohane: $12,074 in 2021; for Ms. Kalita: $819 in 2019, $1,309 in 2020, and $1,780 in 2021; and for Mr. Kalkstein: $2,629 in 2019, $4,552 in 2020, and $7,138 in 2021.

7.

The table below identifies the amounts shown for fiscal 2021 in the “All Other Compensation” column. All of the amounts reflect the actual cost to Cabot of providing the payment or benefit described below.

	Company Contributions to 401(k) Plan ($)(a)	Company Contributions to Supplemental 401(k) Plan ($)(a)	Company Contributions to China Supplemental Pension Plan ($)(a)	Company Contributions to Deferred Compensation Plan ($)(a)	Financial Planning and Tax Assistance ($)(b)	Additional Benefits and Tax Equalization ($)(c )	Other ($)(d)	Total ($)

Sean D. Keohane	29,000	179,514	—	105,943	15,130	—	6,114	335,701

Erica McLaughlin	29,000	90,546	—	—	15,130	—	1,412	136,088

Karen A. Kalita	28,602	52,215	—	—	15,130	—	1,139	97,086

Hobart C. Kalkstein	29,000	65,091	—	8,000	8,000	—	1,349	111,440

Jeff Zhu	—	—	27,775	—	9,658	821,666	99,328	958,427

a.	The 401(k) Plan, the Supplemental 401(k) Plan, the Deferred Compensation Plan, and the China Supplemental Pension Plan are described under the heading “Deferred Compensation” beginning on page 58.
b.	Consists of amounts paid or reimbursed by Cabot for financial planning and tax assistance services during fiscal 2021.
c.

Mr. Zhu receives additional benefits, many of which are provided to employees on an international assignment, that amounted to $821,666 for fiscal 2021. These benefits included the payment by Cabot of expenses related to his assignment to China, consisting of $168,388 for rent and utilities for housing in China, $2,516 for home leaves during the year, and $25,535 for a travel allowance. Mr. Zhu will also receive an estimated $625,227 in tax equalization benefits with respect to fiscal 2021. The tax equalization benefit is intended to ensure that Mr. Zhu’s tax obligations are equal to the taxes he would have paid on his earnings had he remained a resident in Singapore, with the Company paying all other Chinese taxes associated with the income Mr. Zhu earns while based in China. Certain of these amounts were paid in China RMB and have been converted to U.S. dollars as described above.

d.

Consists of the amount paid by Cabot for an annual physical exam (Mr. Keohane $3,450 in 2021); and for each U.S.-based named executive officer, the cost to Cabot of insurance premiums under our Death Benefit Protection Plan, which provides a death benefit equal to three times a named executive officer’s annual base salary at the time of his or her death, up to a maximum benefit of $3,000,000. These premiums are paid directly to the life insurance carriers. For Mr. Zhu, this amount includes the insurance premium paid by Cabot under the Company’s international benefits program for health and welfare, life, and disability insurance, as well as $61,102 for the cost of two drivers. The life insurance plan for employees on international assignment provides a benefit equal to two times base salary up to a maximum benefit of $300,000.

The table does not include any amounts related to the use of tickets for sporting and cultural events by the named executive officers because no incremental costs are incurred by Cabot in providing these benefits. Cabot purchases season tickets to sporting and cultural events for business outings with customers and vendors. If the tickets are not being used for business purposes, the named executive officers and other employees may have opportunities to use these tickets.

CABOT CORPORATION    53

2022 PROXY STATEMENT

Executive Compensation (continued)

Grant of Plan-Based Awards Table

The following table reports plan-based awards granted to the named executive officers during fiscal 2021. The material terms of our STI and LTI awards are described in “Compensation Discussion and Analysis — Our Performance-based Compensation Philosophy” beginning on page 40.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Sean D. Keohane
TSU	11/13/2020	—	—	—	—	—	—	34,781	—	—	1,424,978
PSU	11/13/2020	—	—	—	20,289	40,578	81,156	—	—	—	1,662,481
Options	11/13/2020	—	—	—	—	—	—	—	171,568	40.97	1,662,151
STI	—	434,700	1,242,000	2,484,000	—	—	—	—	—	—	—
Erica McLaughlin
TSU	11/13/2020	—	—	—	—	—	—	7,322	—	—	299,982
PSU	11/13/2020	—	—	—	4,271	8,542	17,084	—	—	—	349,966
Options	11/13/2020	—	—	—	—	—	—	—	36,119	40.97	349,921
STI	—	139,099	397,424	794,849	—	—	—	—	—	—	—
Karen A. Kalita
TSU	11/13/2020	—	—	—	—	—	—	4,576	—	—	187,479
PSU	11/13/2020	—	—	—	2,670	5,339	10,678	—	—	—	218,739
Options	11/13/2020	—	—	—					22,574	40.97	218,697
STI	—	97,180	277,657	555,315	—	—	—	—	—	—	—
Hobart C. Kalkstein
TSU	11/13/2020	—	—	—	—	—	—	6,590	—	—	269,992
PSU	11/13/2020	—	—	—	3,844	7,688	15,376	—	—	—	314,977
Options	11/13/2020	—	—	—	—	—	—	—	32,507	40.97	314,928
STI	—	124,022	354,349	708,699	—	—	—	—	—	—	—
Jeff Zhu
TSU	11/13/2020	—	—	—	—	—	—	6,590	—	—	269,992
PSU	11/13/2020	—	—	—	3,844	7,688	15,376	—	—	—	314,977
Options	11/13/2020	—	—	—	—	—	—	—	32,507	40.97	314,928
STI	—	123,980	354,228	708,457	—	—	—	—	—	—	—

1.

The amounts in these columns represent bonus opportunities under our STI program and assume that performance goals for adjusted EBIT, NWC days, and DFCF, the financial metrics for corporate performance for fiscal 2021 as described in the Compensation Discussion and Analysis section of this proxy statement, are achieved at the threshold, target, and maximum levels, as applicable. The amounts included in the “Threshold” column reflect 50% of the target bonus opportunity payable for corporate performance, which is weighted 70%, and do not reflect any payout for individual performance because there is no formal threshold payout level for individual performance. The amounts included in the “Target” column reflect 100% of the total target bonus opportunity payable for both corporate and individual performance. The amounts included in the “Maximum” column reflect 200% of the total target bonus opportunity payable for both corporate and individual performance. Actual bonus payments made under our STI program for fiscal 2021 are included in the Summary Compensation Table on page 52 in the column “Non-Equity Incentive Plan Compensation.”

2.

The amounts in these columns represent PSU awards. These awards vest three years after the date of grant, generally subject to the named executive officer’s continued employment through the vesting date, and the number of shares issuable, if any, when the award vests will depend on the degree of achievement of corporate performance goals for each year within the three-year performance period. For fiscal 2021 awards, the two financial metrics used to measure corporate performance were adjusted EPS and adjusted RONA. The amount included in the “Target” column reflects the total number of shares that would be issued when the award vests if the Company achieves target financial performance against the adjusted EPS and adjusted RONA goals each year. The amount in the “Threshold” column reflects 50% of the target award and the total number of shares that would be issued when the award vests if the Company achieves threshold financial performance each year, and the amount in the “Maximum” column reflects 200% of the target award and the total number of shares that would be issued when the award vests if the Company achieves maximum financial performance each year.

54    CABOT CORPORATION

2022 PROXY STATEMENT

Executive Compensation (continued)

3.

The amounts in this column represent TSU awards. These awards vest three years after the date of grant, generally subject to the named executive officer’s continued employment through the vesting date.

4.

All stock options were granted with an exercise price equal to the closing price of our common stock on the date of grant and generally vest, subject to continued employment, over a three-year period (30% on each of the first and second anniversaries of the date of grant and 40% on the third anniversary of the date of grant).

5. a.

Reflects the grant date fair value of TSUs, PSUs and option awards, calculated in accordance with FASB ASC Topic 718 as described in more detail in footnotes 4 and 5 to the Summary Compensation Table above.

b.

The grant date fair value per unit for TSUs and PSUs is equal to the closing price of Cabot common stock on the date of grant ($40.97) and, for PSUs, was calculated based on the probable outcome of applicable performance conditions, which assumes that the target level of performance is achieved. The grant date fair value of these awards assuming the maximum level of performance is achieved is set forth in footnote 4 to the Summary Compensation Table. We pay dividend equivalents on all TSU awards, and on PSUs (to the extent earned), if, and when, we pay dividends on our common stock, which is factored into the grant date fair value for these awards. Option awards are valued using the Black-Scholes option pricing model. The assumptions used to calculate the grant date fair value of these awards are set forth in Note N to our Consolidated Financial Statements filed with our Annual Report on Form 10-K for fiscal 2021.

CABOT CORPORATION    55

2022 PROXY STATEMENT

Executive Compensation (continued)

Outstanding Equity Awards at Fiscal Year-End Table

The following table shows information regarding outstanding equity awards held by our named executive officers as of September 30, 2021.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)

Sean D. Keohane	14,297	—	47.62	11/7/2023	27,000		1,353,240	—		—

	17,857	—	46.03	11/13/2024	26,876		1,347,025	—		—

	25,617	—	39.54	11/11/2025	34,781		1,743,224	—		—

	26,455	—	49.26	3/20/2026	20,937	(2)	1,049,362	—		—

	87,981	—	50.46	11/10/2026	17,664	(3)	885,320	20,904	(6)	1,047,708

	91,923	—	62.24	11/9/2027	27,052	(4)	1,355,846	54,104	(7)	2,711,692

	82,604	55,070	50.00	11/8/2028

	44,241	103,230	50.23	11/7/2029

	—	171,568	40.97	11/12/2030

Erica McLaughlin	2,295	—	46.03	11/13/2024	4,650		233,058	—		—

	3,293	—	39.54	11/11/2025	4,927		246,941	—		—

	3,534	—	50.46	11/10/2026	7,322		366,979	—		—

	3,151	—	62.24	11/9/2027	3,606	(2)	180,733	—		—

	8,910	—	61.17	5/14/2028	3,238	(3)	162,289	3,832	(6)	192,060

	14,226	9,484	50.00	11/8/2028	5,694	(4)	285,383	11,390	(7)	570,867

	8,110	18,926	50.23	11/7/2029

	—	36,119	40.97	11/12/2030

Karen A. Kalita	—	4,575	40.91	6/2/2029	900		45,108	—		—

	—	13,764	50.23	11/7/2029	1,833		91,870	—		—

	—	22,574	40.97	11/12/2030	3,583		179,580	—		—

					4,576		229,349	—		—

					399	(2)	19,998	—		—

					1,421	(2)	71,221	—		—

					2,354	(3)	117,982	2,788	(6)	139,735

					3,558	(4)	178,327	7,120	(7)	356,854

Hobart C. Kalkstein	18,558	—	50.46	11/10/2026	4,800		240,576	—		—

	17,235	—	62.24	11/9/2027	4,778		239,473	—		—

	14,684	9,791	50.00	11/8/2028	6,590		330,291	—		—

	7,865	18,352	50.23	11/7/2029	3,722	(2)	186,547	—		—

	—	32,507	40.97	11/12/2030	3,140	(3)	157,377	3,716	(6)	186,246

					5,124	(4)	256,815	10,252	(7)	513,830

Jeff Zhu	13,763	—	35.25	11/8/2022	4,800		240,576	—		—

	22,415	—	39.54	11/11/2025	4,778		239,473	—		—

	14,434	—	50.46	11/10/2026	6,590		330,291	—		—

	18,384	—	62.24	11/9/2027	3,722	(2)	186,547	—		—

	14,684	9,791	50.00	11/8/2028	3,140	(3)	157,377	3,716	(6)	186,246

	7,865	18,352	50.23	11/7/2029	5,124	(4)	256,815	10,252	(7)	513,830

	—	32,507	40.97	11/12/2030

56    CABOT CORPORATION

2022 PROXY STATEMENT

Executive Compensation (continued)

1.

Under our LTI Program, options generally vest over a three-year period as follows, generally subject to the named executive officer’s continued employment through the vesting date: 30% on each of the first and second anniversaries of the date of grant and 40% on the third anniversary of the date of grant. All options have a date of grant that is ten years prior to the “Option Expiration Date” listed in the table.

2.

Reflects the portion of the fiscal 2019 PSUs earned based on the degree of achievement of the annual financial performance goals (adjusted EPS and adjusted RONA goals) for each of the three years within the three-year performance period of the award. These units vested on November 9, 2021, which was the third anniversary of the date of grant for all awards except for the supplemental award granted to Ms. Kalita in June 2019 in connection with her promotion, and were settled on November 22, 2021, the date the Compensation Committee determined the achievement of the adjusted EPS and adjusted RONA goals used to determine the number of PSUs earned during fiscal year 2021.

3.

Reflects the portion of the fiscal 2020 PSUs earned based on the degree of achievement of the annual financial performance goals (adjusted EPS and adjusted RONA goals) for the first two years within the three-year performance period of the award. These units will vest on November 8, 2022, generally subject to the named executive officer’s continued employment through the vesting date.

4.

Reflects the portion of the fiscal 2021 PSUs earned based on the degree of achievement of the annual financial performance goals (adjusted EPS and adjusted RONA goals) for the first year within the three-year performance period of the award. These units will vest on November 13, 2023, generally subject to the named executive officer’s continued employment through the vesting date.

5.	The value of unvested restricted stock units was calculated by multiplying the closing price of our common stock on September 30, 2021 ($50.12) by the number of unvested restricted stock units.
6.

Reflects the portion of the fiscal 2020 PSUs that may be earned based on the degree of achievement of the annual financial performance goals (adjusted EPS and adjusted RONA goals) for the third year within the three-year performance period of the award. These units, to the extent earned, will vest on November 8, 2022, generally subject to the named executive officer’s continued employment through the vesting date. The number of shares shown for each named executive officer’s PSU award assumes the Company will achieve the maximum adjusted EPS goal and maximum adjusted RONA goal with respect to such award, based on fiscal 2021 performance.

7.

Reflects the portion of the fiscal 2021 PSUs that may be earned based on the degree of achievement of the annual financial performance goals (adjusted EPS and adjusted RONA goals) for the second and third year within the three-year performance period of the award. These units, to the extent earned, will vest on November 13, 2023, generally subject to the named executive officer’s continued employment through the vesting date. The number of shares shown for each named executive officer’s PSU award assumes the Company will achieve the maximum adjusted EPS goal and maximum adjusted RONA goal with respect to such award, based on fiscal 2021 performance.

Option Exercises and Stock Vested Table

The following table shows the options exercised by our named executive officers and the TSUs and PSUs that vested for each named executive officer during fiscal 2021. The value of options realized on exercise is the difference between the closing price of our common stock on the exercise date and the exercise price, multiplied by the number of shares acquired on exercise. The value of stock realized on the vesting of TSUs is the product of the number of shares vested and the closing price of our common stock on the vesting date. The value of stock realized on the vesting of PSUs is the product of the number of shares vested and the closing price of our common stock on the settlement date.

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired On Vesting (#)	Value Realized on Vesting ($)

Sean D. Keohane	—	—	42,162	1,820,555

Erica McLaughlin	—	—	6,608	285,333

Karen A. Kalita	12,760	226,597	1,212	52,334

Hobart C. Kalkstein	14,031	249,315	7,904	341,295

Jeff Zhu	—	—	8,431	364,051

Pension Benefits

Cabot’s salaried employees in the U.S. who were employees prior to January 1, 2014 (including each of our U.S.-based named executive officers) participated in Cabot’s Cash Balance Plan and, in certain cases, our Supplemental Cash Balance Plan. The Cash Balance Plan and the Supplemental Cash Balance Plan were each frozen on December 31, 2013, with

CABOT CORPORATION    57

2022 PROXY STATEMENT

Executive Compensation (continued)

no further benefits accruing under those plans after that date. The Cash Balance Plan was terminated in fiscal 2019 and fully settled in fiscal 2020.

The Supplemental Cash Balance Plan is an unfunded, non-qualified defined benefit plan created to provide benefits in circumstances where maximum limits established under the Internal Revenue Code prevented participants from receiving some of the benefits that would otherwise have been provided under the tax-qualified Cash Balance Plan. The Internal Revenue Code limited the amount of compensation that could be considered annually to determine benefits under the Cash Balance Plan. The Supplemental Cash Balance Plan was intended to provide eligible employees the same benefits they would have earned under the Cash Balance Plan if this compensation limit did not apply. While the plan is frozen, interest-based credits are earned on account balances during a calendar year at the one-year U.S. Treasury bill rate determined as of November of the previous year until the participant begins receiving benefit payments. At retirement at any age or other termination of employment, a participant eligible for benefits may receive his or her vested account balance in a lump sum payment or in annual installment payments. Participants were 100% vested in their accounts after three years of employment with Cabot.

As of September 30, 2021, all of our U.S.-based named executive officers who are participants in the Supplemental Cash Balance Plan were fully vested in their account balances.

Pension Benefits Table

For each of our U.S.-based named executive officers, the following table shows the actuarial present value of each named executive officer’s accumulated benefits under the Supplemental Cash Balance Plan as of September 30, 2021, the last day of our most recent fiscal year, and the pension plan measurement date used for financial statement reporting purposes for our fiscal 2021 financial statements. Ms. Kalita does not have a balance under the Supplemental Cash Balance Plan.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)

Sean D. Keohane	Supplemental Cash Balance Plan	11	130,734

Erica McLaughlin	Supplemental Cash Balance Plan	11	5,634

Karen A. Kalita	Supplemental Cash Balance Plan	—	—

Hobart C. Kalkstein	Supplemental Cash Balance Plan	9	24,447

1.	Credited service for the Supplemental Cash Balance Plan represents years of service with Cabot as of December 31, 2013, the date the plan was frozen, rounded to the nearest whole year.
2.	The following assumptions were used in the calculations for the Supplemental Cash Balance Plan:

Supplemental Cash Balance Plan
Measurement Date	9/30/2021
Discount Rate (for present value calculation)	2.24%
Form of benefit	Lump sum
Retirement Date	Age 65

Deferred Compensation

The following narrative describes benefits provided under Cabot’s Deferred Compensation Plan, 401(k) Plan, Supplemental 401(k) Plan and China Supplemental Pension Plan.

Deferred Compensation Plan

Our Deferred Compensation Plan is a non-qualified plan that permits certain employees in the U.S. to voluntarily defer in any year up to 50% of their base salary and up to 100% of any short-term incentive and sales incentive bonus awarded.

58    CABOT CORPORATION

2022 PROXY STATEMENT

Executive Compensation (continued)

Under this plan, participants receive a credit equal to 10% of the amount they defer, which is intended to account for the fact that any compensation that is deferred is not eligible compensation for purposes of Company contributions under the 401(k) Plan or the Supplemental 401(k) Plan. All of our U.S.-based named executive officers are eligible to participate in the Deferred Compensation Plan. Mr. Keohane and Mr. Kalkstein made contributions to the plan for fiscal 2021.

All deferred amounts are credited with interest at a rate equal to the Moody’s Corporate Bond Rate for the month of November prior to the beginning of the applicable calendar year. Amounts that are deferred in a particular year are credited to a participant’s account as if they were invested in the account on the first day of the applicable calendar year and notional interest is applied as if the participant had earned the deferred amount on the first day of the calendar year. Earnings are compounded daily. The Moody’s rate used to calculate interest payable for calendar year 2021 was 2.79%. Participants in the Deferred Compensation Plan can elect to defer receipt of their eligible compensation until a specified date (an “in-service election”) or until they cease to be employees of Cabot (a “termination/retirement election”). Participants may elect to receive deferred amounts in a lump sum payment, in installments over a period of up to five years in the case of an in-service election or, if the participant’s account balance is at least $50,000, in installments over a period of up to ten years for a termination/retirement election.

401(k) Plan and Supplemental 401(k) Plan

Under the 401(k) Plan, a tax-qualified defined contribution plan in which Cabot’s U.S.-based named executive officers and other employees in the U.S. participate, Cabot makes a retirement contribution equal to 4% of a participant’s eligible compensation (consisting of base salary and cash bonuses) and a matching contribution of 100% of a participant’s contribution, up to 6% of the participant’s eligible compensation. These Company contributions are allocated to the participant’s account in accordance with his or her investment elections.

The Supplemental 401(k) Plan is an unfunded, non-qualified defined contribution plan under which we provide credits to our U.S.-based named executive officers and certain other employees in the U.S. that cannot be made under the 401(k) Plan due to limitations imposed by the Internal Revenue Code. Credits to the Supplemental 401(k) Plan are made at the same percentage of pay that Company contributions would have been made under the 401(k) Plan were it not for the limitations imposed by the Internal Revenue Code. To receive Company contributions equal to the 401(k) Plan retirement contribution under the Supplemental 401(k) Plan, the participant must meet the annual IRS compensation limit. To receive Company contributions equal to the 401(k) Plan matching contribution under the Supplemental 401(k) Plan, the participant is required to have made contributions at the maximum applicable annual IRS contribution limit before they reach the annual IRS compensation limit. Amounts credited to the Supplemental 401(k) Plan are treated as if invested in Cabot common stock. Participants may elect to receive distributions in a lump sum payment after separation from service or, if a participant’s account balance is at least $50,000, in installments over a period of three, five or ten years beginning after separation from service. All distributions are made in shares of Cabot common stock, except for certain grandfathered accounts distributions, which are made in cash. None of our named executive officers have grandfathered accounts.

Under both the 401(k) Plan and Supplemental 401(k) Plan, participants are immediately vested in the matching contributions and vested in other Cabot retirement contributions after two years of employment with Cabot. All of our named executive officers are fully vested in their account balances under these plans.

China Supplemental Pension Plan

All full-time Cabot China employees are eligible to participate in the China Supplemental Pension Plan, which has been in place since January 1, 2011. The China Supplemental Pension Plan is a funded noncontributory plan under which Cabot China makes a taxable contribution equal to 5%-11% of a participant’s monthly base salary (excluding overtime pay, where applicable, and allowances and subsidies) based on years of service and job level. These contributions are allocated to the participant’s account into investment options selected by Cabot China and managed by external managers appointed by Cabot China. Participants are immediately vested in these contributions after five years of employment. Mr. Zhu is our only named executive officer eligible to participate in the China Supplemental Pension Plan. Mr. Zhu currently receives a company contribution in an amount equal to 7% of his base salary. He is fully vested in his account balance, and will receive a lump sum distribution in cash upon his retirement or separation from service without cause.

CABOT CORPORATION    59

2022 PROXY STATEMENT

Executive Compensation (continued)

Nonqualified Deferred Compensation Table

The following table provides information with respect to the Supplemental 401(k) Plan and the Deferred Compensation Plan for fiscal 2021. As noted above, all of our named executive officers other than Mr. Zhu are eligible to participate in these plans. This table also provides information with respect to the China Supplemental Pension Plan.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at Last FYE ($)(4)

Sean D. Keohane Deferred Compensation Plan Supplemental 401(k) Plan	1,059,426 —	105,943 179,514	24,234 441,472	— —	1,189,603 1,674,008

Erica McLaughlin Deferred Compensation Plan Supplemental 401(k) Plan	— —	— 90,546	— 49,193	— —	— 258,292

Karen A. Kalita Deferred Compensation Plan Supplemental 401(k) Plan	— —	— 52,215	3,974 9,872	— —	138,599 85,174

Hobart C. Kalkstein Deferred Compensation Plan Supplemental 401(k) Plan	80,000 —	8,000 65,091	15,730 89,772	— —	574,592 362,802

Jeff Zhu China Supplemental Pension Plan	—	27,775	13,318	—	263,389

1.

The amounts contributed by Mr. Keohane and Mr. Kalkstein to the Deferred Compensation Plan represent a portion of their STI awards earned with respect to fiscal 2021 as reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 52. Ms. McLaughlin and Ms. Kalita did not make deferrals under the Deferred Compensation Plan in calendar 2021.

2.

These amounts represent credits made by Cabot that are accrued under the Deferred Compensation Plan and the Supplemental 401(k) Plan and the contributions to the China Supplemental Pension Plan, and are reported in the Summary Compensation Table on page 52 under the heading “All Other Compensation.”

3.

For the Deferred Compensation Plan, earnings represent the amount credited based on the Moody’s interest rate for the year. For the Supplemental 401(k) Plan, earnings represent the value of dividends earned and investment gains or losses as if the account balance had been invested in Cabot common stock. For the China Supplemental Pension Plan, earnings represent the value of dividends earned and investment gains and losses, converted from China RMB to U.S. Dollars. The portion of the earnings that represents above-market interest (the portion exceeding 120% of the applicable federal long-term rate) under Cabot’s Deferred Compensation Plan is reported in the Summary Compensation Table on page 52 under the heading “Change in Pension Value and Nonqualified Deferred Compensation Earnings”.

4.

The aggregate balance amounts under the Deferred Compensation Plan and the China Supplemental Pension Plan include deferrals or contributions, as the case may be, made for prior fiscal years. For individuals who were named executive officers in the fiscal years in which the deferrals were made, the amount of the deferred compensation under the Deferred Compensation Plan was included in such individuals’ compensation as reported in the Summary Compensation Table included in the proxy statement for each such fiscal year.

Potential Payments Upon Termination or Change in Control

Our named executive officers are eligible to receive certain benefits if their employment is terminated, including following a change in control. This section describes various termination of employment scenarios and the payments and benefits payable under those scenarios. A table quantifying the estimated payments and benefits assuming a termination of employment and/or a change in control, as applicable, occurred on September 30, 2021 follows this narrative description. The account balances under the Supplemental Cash Balance Plan, 401(k) Plan and Supplemental 401(k) Plan immediately vest and become payable upon a change in control of Cabot. All of our named executive officers who participate in these plans are vested in their account balances under these plans. There are no other single trigger benefits provided by Cabot to the named executive officers.

60    CABOT CORPORATION

2022 PROXY STATEMENT

Executive Compensation (continued)

Potential Payments Following a Change in Control

Severance Plan

Participants in our Senior Management Severance Protection Plan (the “Severance Plan”) are determined by our Compensation Committee and, as of September 30, 2021, consisted of eleven of our senior managers, including all of our named executive officers.

Under the Severance Plan, participants are entitled to severance payments if their employment with Cabot terminates within two years following a change in control (for any reason other than cause, disability, death, or a termination initiated by the participant without good reason). Under the Severance Plan, Mr. Keohane is entitled to a lump sum payment equal to three times the sum of his base salary and bonus (each, as determined below) and continued health and welfare benefits for a period of three years (i.e., medical and dental benefits, long-term disability coverage, and life insurance) and Mses. McLaughlin and Kalita and Messrs. Kalkstein and Zhu are each entitled to a lump sum payment equal to two times the sum of their base salary and bonus (each, as determined below) and continued health and welfare benefits for a period of two years. In addition, under the Severance Plan, each participant is entitled to receive a pro-rated bonus with respect to the fiscal year in which the termination occurs and outplacement services in an amount up to 15% of his or her base salary.

Base salary under the Severance Plan is calculated at the greater of the rate in effect (i) immediately before the change in control or (ii) as of the participant’s employment termination date. The bonus is calculated at the greater of (i) the participant’s target annual incentive bonus for the fiscal year in which the change in control occurs or the fiscal year in which the participant’s employment is terminated, whichever was greater, or (ii) the highest annual incentive bonus amount paid or payable to the participant for any of the three fiscal years preceding the fiscal year in which the change in control occurs.

The Severance Plan also includes a “better of” provision. Under this provision, a participant will be entitled to receive either the full amount of payments (and pay any applicable excise tax imposed by Section 4999 of the Internal Revenue Code) or such lesser amount that is not subject to the excise tax, whichever results in the greater after-tax benefit to him or her.

The provision of severance benefits under any other plan or program provided by Cabot or its affiliates, or pursuant to any agreement with Cabot or its affiliates, or by law, counts toward our obligation to provide the benefits under the Severance Plan so that the benefits are not duplicative.

Retirement and Equity Incentive Plans

The accrued account balances under the Supplemental Cash Balance Plan, 401(k) Plan, and Supplemental 401(k) Plan immediately vest and become payable upon a change in control of Cabot. All of our named executive officers are vested in their account balances under the plans in which they participate.

Upon a change in control of Cabot, the Compensation Committee, as administrator of our Amended and Restated 2017 Long-Term Incentive Plan, will have discretion to provide for the assumption or continuation of some or all outstanding awards or any portion of an award, the grant of new awards in substitution by the acquirer or survivor, or the cash-out of some or all awards. Further, the Compensation Committee retains authority to accelerate the vesting of awards. The Compensation Committee has provided, and intends to continue to provide, for “double trigger” vesting upon a change in control. This means that if an award remains outstanding following a change in control, such as if the acquiring company assumes the award, vesting would be accelerated only if the participant’s employment was involuntarily terminated without cause or by the participant for good reason within two years following the change in control.

Termination of Employment Upon Disability or Death

For Cabot’s full-time employees based in the U.S., including our U.S.-based named executive officers, a termination of employment upon disability is determined under the terms of Cabot’s long-term disability plan and is deemed to occur one year following the date of disability. A U.S.-based employee who becomes disabled would receive (i) benefits under our long-term disability plan, and (ii) continued participation in our medical, dental, and life insurance plans in accordance with the terms of those plans if the employee has completed ten years of service with Cabot. We have not included

CABOT CORPORATION    61

2022 PROXY STATEMENT

Executive Compensation (continued)

a value for these benefits in the table on pages 63-64 because the plans do not discriminate in scope, terms, or operation in favor of our named executive officers compared to the benefits offered to all salaried U.S. employees. Under the terms of our disability plan for employees on an international assignment, in the event Mr. Zhu becomes disabled, he is entitled to a monthly benefit of up to $12,000 while he remains disabled, until he reaches age 65. In addition, the accrued account balances under the Supplemental Cash Balance Plan, 401(k) Plan, Supplemental 401(k) Plan and China Supplemental Pension Plan immediately vest and become payable upon termination of employment by reason of death or disability. All of our named executive officers are vested in their account balances under the plans in which they participate.

Under the terms of Cabot’s Amended and Restated 2017 Long-Term Incentive Plan if any participant (including a named executive officer) ceases to be an employee because of disability or death, his or her unvested stock options and unvested TSUs would immediately vest. In the case of PSUs, the total number of units that vests is the sum of the units that have been earned based upon performance as of the date of the termination of employment.

We provide each of our U.S.-based named executive officers with a death benefit under our Death Benefit Protection Plan equal to three times their base salary up to a maximum benefit of $3,000,000, which is payable to their beneficiary at the time of their death. Mr. Zhu is provided with life insurance coverage under the life insurance plan for international assignees that provides a benefit equal to two times base salary up to a maximum benefit of $300,000, which is payable to his designated beneficiary in a lump sum in the event of his death.

Termination of Employment Upon Retirement

Upon retirement, participants in the Supplemental Cash Balance Plan are entitled to receive benefit payments, and participants in the 401(k) Plan, the Supplemental 401(k) Plan and China Supplemental Pension Plan may receive a distribution of their account balances. Participants in the U.S. retirement plans are eligible for early retirement upon attaining age 55 and completing at least 10 years of service. As of September 30, 2021, none of our named executive officers met the eligibility criteria for early retirement under these plans.

Termination for Cause or Voluntarily Without Good Reason

As described above, no severance payments under the terms of the Severance Plan are payable if a participant’s employment is terminated for cause or if he or she terminates employment without good reason. In addition, no benefits are payable under the terms of our Supplemental 401(k) Plan or Supplemental Cash Balance Plan or the China Supplemental Pension Plan if a participant’s employment is terminated for cause.

62    CABOT CORPORATION

2022 PROXY STATEMENT

Executive Compensation (continued)

Potential Payments Upon Termination or Change in Control Table

The following table and footnotes present potential payments to each of our named executive officers under various circumstances as if the named executive officer’s employment had been terminated on September 30, 2021, the last day of fiscal 2021, and/or if a change in control had occurred on such date.

	Severance Pay(1)($)	Accelerated Unvested Equity(2)($)	Benefits and Perquisites(3)($)	Total($)(4)

Sean D. Keohane

Death	—	9,310,473	3,000,000	12,310,473

Disability	—	9,310,473	—	9,310,473

Voluntary Termination/Involuntary Termination (without cause)	—	—	—	—

Involuntary Termination (for cause)	—	—	—	—

Involuntary Termination within 2 years following a Change in Control (without cause or for good reason)	7,807,500	11,190,173	246,122	19,243,795

Erica McLaughlin

Death	—	1,807,009	1,589,698	3,396,707

Disability	—	1,807,009	—	1,807,009

Voluntary Termination/Involuntary Termination (without cause)	—	—	—	—

Involuntary Termination (for cause)	—	—	—	—

Involuntary Termination within 2 years following a Change in Control (without cause or for good reason)	1,854,648	2,188,473	137,412	4,180,533

Karen A. Kalita

Death	—	1,182,123	1,281,496	2,463,619

Disability	—	1,182,123	—	1,182,123

Voluntary Termination/Involuntary Termination/Retirement (without cause)	—	—	—	—

Involuntary Termination (for cause)	—	—	—	—

Involuntary Termination within 2 years following a Change in Control (without cause or for good reason)	1,409,645	1,430,417	68,722	2,908,784

Hobart C. Kalkstein

Death	—	1,709,692	1,518,640	3,228,332

Disability	—	1,709,692	—	1,709,692

Voluntary Termination/Involuntary Termination (without cause)	—	—	—	—

Involuntary Termination (for cause)	—	—	—	—

Involuntary Termination within 2 years following a Change in Control (without cause or for good reason)	1,893,563	2,059,731	133,281	4,086,575

Jeff Zhu

Death	—	1,709,692	300,000	2,009,692

Disability	—	1,709,692	144,000	1,853,692

Voluntary Termination/Involuntary Termination/Retirement (without cause)	—	—		—

Involuntary Termination (for cause)	—	—	—	—

Involuntary Termination within 2 years following a Change in Control (without cause or for good reason)	1,906,121	2,059,731	152,358	4,118,210

CABOT CORPORATION    63

2022 PROXY STATEMENT

Executive Compensation (continued)

1.

For Mr. Keohane, severance pay is equal to three times the sum of (x) base salary and (y) the greater of (i) his highest bonus in the three fiscal years preceding fiscal 2021 or (ii) his target bonus under our STI program for the fiscal year. For each of our other named executive officers, severance pay is equal to two times the sum of (x) base salary and (y) the greater of (i) his or her highest bonus in the three fiscal years preceding fiscal 2021 or (ii) his or her target bonus under our STI program for the fiscal year. The amounts in this column do not include amounts for the pro rata bonus that would be payable with respect to fiscal 2021 because the table assumes the termination occurred on the last day of the fiscal year.

2.

The amounts for accelerated unvested equity include the following: (i) in the case of death or disability, the value of unvested TSUs, unvested PSUs that have been earned based upon performance as of September 30, 2021 and unvested options; and (ii) in the case of a qualifying termination following a change in control, the value of unvested TSUs, unvested PSUs (consisting of units earned based on performance as of September 30, 2021 and unearned units assuming target performance is achieved) and unvested options. The value of unvested TSUs and PSUs that become vested as described herein for all named executive officers was calculated by multiplying the closing market price of our common stock on September 30, 2021 ($50.12) by the number of shares underlying unvested TSUs and PSUs. The value of unvested options that become vested as described herein for all named executive officers was calculated by multiplying the number of shares underlying the unvested options by the difference between the closing market price of our common stock on September 30, 2021 and the option exercise price.

3.	Continued perquisites and benefits include only those benefits provided to a named executive officer that are not generally provided to all employees located in the same country.

The amount reported in the event of death, with the exception of Mr. Zhu, represents an amount equal to three times base salary up to a maximum benefit of $3,000,000, which is payable in a lump sum to the named executive officer’s designated beneficiary under our Death Benefit Protection Plan, which is an insured benefit applicable to all U.S.-based named executive officers. The amount reported for Mr. Zhu represents an amount equal to two times base salary up to a maximum benefit of $300,000, which is payable in a lump sum to his designated beneficiary under the terms of our life insurance plan for employees on an international assignment. In the event Mr. Zhu’s death is the result of an accident, his designated beneficiary may be entitled to receive an additional benefit in the amount of $500,000 (which is not reflected in the table above). The amount reported for Mr. Zhu in the event of disability reflects 12 monthly payments of $12,000 which he is eligible to receive while he is disabled until age 65 under the terms of our disability plan for employees on an international assignment, subject to the terms of the plan. For each of our named executive officers, the amount reported in the event of a termination following a change in control represents the cost to Cabot of continued health and welfare benefits (for a period of three years for Mr. Keohane and for a period of two years for each of our other named executive officers) and outplacement services in an amount equal to 15% of the officer’s base salary. For Ms. Kalita, the amount in the table does not include the cost to Cabot of all of the health and welfare benefits for which she could be entitled in the event of a termination following a change in control because currently she has not elected to participate in all of the Cabot health and welfare plans for which she is eligible. In addition to the amounts included in the table, if Mr. Zhu’s employment is terminated at Cabot’s initiation, while based in China, for any reason other than dismissal due to a violation of law or applicable company policy, Cabot will pay the costs to repatriate Mr. Zhu and his family back to Singapore. No amount is included in this table with respect to a potential future repatriation.

4.	Payments do not take into account the “better of” provision in the Severance Plan described above on page 61, which, under certain circumstances, could reduce the amount of the payment.

64    CABOT CORPORATION

2022 PROXY STATEMENT

Executive Compensation (continued)

CEO Pay Ratio

As required by the Item 402(u) of Regulation S-K, we are required to report on the relationship between the annual total compensation of our CEO, Mr. Keohane, and the median of the annual total compensation of our employees. In accordance with SEC requirements, the median-paid employee may be identified once every three years if there has been no change to our employee population or compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure. Because there were changes to the median-paid employee’s compensation arrangements in fiscal 2021 that we believe would significantly affect our pay ratio disclosure, we have identified a new employee representing the median-paid employee for purposes of this pay ratio analysis.

To identify the median of the annual compensation of all our employees as well as to determine the annual total compensation of our median employee we took the following steps:

•

We determined that, as of September 30, 2021, the last day of our most recent fiscal year, our employee population consisted of 4,570 full-time and part-time employees in the U.S. and foreign jurisdictions. We did not exclude any non-U.S. employees from our worldwide employee population under any of the permitted exclusions.

•

To identify the median employee, we used annual base salary or base wages as our consistently applied compensation measure. We first determined each employee’s annual base salary or base wages reported in our global system of record for the twelve-month period ending on September 30, 2021. For any employees who were employed on September 30, 2021 but not for this full twelve-month period, we annualized their base salary or base wages. We converted all salaries and wages paid in foreign currency to U.S. dollars using the September 2021 month-end currency conversion rate.

After identifying our median employee, we calculated the annual total compensation of the median employee and our CEO in the following manner:

•

The median employee’s annual total compensation represents the amount of such employee’s compensation for fiscal 2021 that would have been reported in the Summary Compensation Table in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K if the employee were a named executive officer for fiscal 2021.

•	The annual total compensation of the CEO represents the amount reported in the “Total” column of our 2021 Summary Compensation Table included on page 52 of this proxy statement.

For fiscal 2021, our CEO’s annual total compensation was $8,242,487 and the median of the annual total compensation of all employees of Cabot (excluding our CEO) was $71,871. Based on this information, our pay ratio is approximately 115 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

In calculating the pay ratio, the SEC allows companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions reflecting their unique employee populations. Therefore, our reported pay ratio may not be comparable to that reported by other companies due to differences in industries and geographical dispersion, as well as the different estimates, assumptions, and methodologies applied by other companies in calculating their pay ratios.

CABOT CORPORATION    65

2022 PROXY STATEMENT

Proposal 2 — Advisory Approval of Executive Compensation

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are providing stockholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our named executive officers as disclosed on pages 31-64 of this proxy statement (commonly referred to as “say-on-pay”).

We had a very successful fiscal 2021 in terms of both financial performance and the progress we made in advancing our strategic objectives and sustainability goals. Our business recovered from the challenges we experienced in fiscal 2020 as a result of the COVID-19 pandemic that severely and negatively impacted demand from our key tire and automotive customers, and, during fiscal 2021, we experienced strong volume demand and we were able to elevate our earnings to a higher level of profitability.

We believe that the compensation received by our named executive officers for fiscal 2021 appropriately aligned executive pay with our outstanding corporate performance. The portion of the STI awards earned on the basis of our corporate performance paid out at 188% of target awards. The PSU awards issued under our LTI program are designed to produce the greatest rewards when strong results are sustained over time. Specifically, the number of shares issuable upon their vesting depends on the degree of achievement of financial performance metrics for each year within a three-year performance cycle. On the basis of our level of achievement in fiscal 2021 against the adjusted EPS and adjusted RONA goals applicable to the PSU awards that were granted in fiscal 2019 and vested in 2021, our named executive officers who remained employees through the vesting date of these awards earned 123% of their target awards. Our fiscal 2021 performance is summarized in the Executive Summary of our Compensation Discussion and Analysis.

The types of performance goals that we use for establishing the metrics for our executive compensation programs are the same as the ones we use when setting the strategic objectives of the Company. The use of these metrics is intended to motivate behavior and executive decisions that will lead to the successful execution of our strategy. Our executive compensation programs also align the interests of our stockholders and executives by tying compensation to the Company’s short- and long-term financial and strategic growth objectives. We believe this will create value for our stockholders over time.

For these reasons, the Board is asking stockholders to approve, on an advisory basis, the compensation of our named executive officers.

The text of the resolution is as follows:

“VOTED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion, is hereby APPROVED.”

Vote Required

Because the vote we are asking you to cast is non-binding, there is no minimum vote required for approval. Our Board and the Compensation Committee value the views of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers. We believe that Cabot benefits from constructive dialog with our stockholders. We will continue to reach out to our stockholders on these and other important issues and we encourage our stockholders to contact us. Stockholders who wish to communicate with our Board should refer to “Communications with the Board” in this proxy statement for additional information on how to do so.

Recommendation

The Board of Directors believes that the compensation of our named executive officers is appropriate and recommends a vote “FOR” the approval of the compensation of our named executive officers.

66    CABOT CORPORATION

2022 PROXY STATEMENT

Audit Committee Matters

Audit Committee Report

The Audit Committee of the Board of Directors is comprised of three non-employee directors. The Board has determined that all of the members of the Audit Committee satisfy the requirements of the New York Stock Exchange (“NYSE”) as to independence and financial literacy. In addition, the Board has determined that Mr. Morrow, Mr. Del Grosso and Mr. Wilson are audit committee financial experts as defined by SEC rules. Our responsibilities are set forth in our written charter and are described above under the heading “Board Composition — How Our Board Operates — Audit Committee” on page 13.

We have sole authority to appoint, retain, terminate and determine the compensation of our independent registered public accounting firm. At least annually, we review the performance and qualifications of our independent registered public accounting firm to determine whether to retain such firm on behalf of the Company. Deloitte & Touche LLP (“D&T”) has been Cabot’s independent registered public accounting firm since 2007. During its tenure as Cabot’s independent registered public accounting firm, D&T has gained significant depth of understanding of Cabot’s global businesses, operations and systems, accounting policies and practices, and internal control over financial reporting. In accordance with SEC rules and D&T’s policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide services to us. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. In fiscal 2021, the Audit Committee, after consultation with management, approved the appointment of a new lead audit partner pursuant to this policy.

One of our primary responsibilities is to assist the Board in its oversight of the quality and integrity of Cabot’s financial statements. We met eleven times and acted by written consent once during fiscal 2021. A number of those meetings included executive sessions with D&T and with Cabot’s Chief Financial Officer, Corporate Controller, Vice President of Internal Audit, and General Counsel. We took numerous actions to discharge our oversight responsibility with respect to the audit process, which are summarized in this report.

As described in more detail under the heading “Board Composition — Our Board’s Role in Risk Oversight and in Overseeing our Progression on Environmental, Social and Governance (“ESG”) Matters and Activities” on page 9, we focus on Cabot’s financial risk exposures and the actions management has taken to monitor and mitigate such risks, and oversee Cabot’s enterprise risk management processes.

Review of Audited Financial Statements with Management

We reviewed and discussed with management Cabot’s audited consolidated financial statements for the fiscal year ended September 30, 2021.

Review of Financial Statements and Other Matters with Independent Registered Public Accounting Firm

We discussed with D&T Cabot’s audited consolidated financial statements for the fiscal year ended September 30, 2021, including the matters required to be communicated by the standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. This included a discussion of accounting policies and practices critical to our financial statements. We also received the written disclosures and the letter from D&T required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, which requires auditors to annually disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence and to confirm their independence, and discussed with D&T its independence from Cabot. In addition, we discussed Cabot’s internal controls over financial reporting and management’s assessment of the effectiveness of those controls with management, Cabot’s internal auditors and D&T. We reviewed with both D&T and Cabot’s internal auditors their audit plans, audit scope and identification of audit risks. We also discussed the results of the internal audit examinations with and without management present. In addition, any reports or concerns the Company receives relating to financial matters are communicated directly to the Chair of the Audit Committee.

CABOT CORPORATION    67

2022 PROXY STATEMENT

Audit Committee Matters (continued)

Recommendation that Financial Statements be Included in Annual Report

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements be included in Cabot’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021 for filing with the SEC, and appointed D&T as the Company’s independent registered public accounting firm for fiscal 2021.

Michael M. Morrow (Chair)

Douglas Del Grosso

Frank A. Wilson

Audit Fees

Fees for professional services rendered by D&T for fiscal 2021 and 2020 were as follows:

	Fiscal 2021	Fiscal 2020

Audit Fees	$4,817,000	$4,833,000

Audit-Related Fees	$447,000	$149,000

Tax Fees	$0	$0

All Other Fees	$32,000	$0

The audit services for each of fiscal 2021 and 2020 include professional services for the audit of Cabot’s consolidated financial statements included in the Annual Report on Form 10-K (including audit of internal control over financial reporting) and review of financial statements included in Cabot’s Quarterly Reports on Form 10-Q, consultations regarding on-going financial accounting matters, and services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements. Statutory audit fees in foreign jurisdictions are billed in local currency.

The audit-related services for fiscal 2021 consisted primarily of fees associated with audit activities related to the sale of the Purification Solutions business, as well as fees for (i) certain agreed upon procedures performed and related to regulatory compliance matters; (ii) diligence and other strategic activities; and (iii) other attest services. During fiscal 2020, audit-related services consisted of fees for: (i) certain agreed upon procedures performed and related to regulatory compliance matters; (ii) diligence and other strategic activities; and (iii) other attest services. All Other Fees for fiscal 2021 include fees for certain training materials and technical library subscription fees.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy requiring the pre-approval of audit and non-audit services to be provided by Cabot’s independent registered public accounting firm. The policy identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the auditor’s independence is not impaired; describes the audit, audit-related, tax and other services that may be provided and the non-audit services that are prohibited; and sets forth pre-approval requirements for all permitted services. In some cases, pre-approval is provided by the full Audit Committee for the applicable fiscal year for a particular category or group of services, subject to an authorized amount. In other cases, the Audit Committee specifically pre-approves services. To ensure compliance with the policy, the Audit Committee requires the independent registered public accounting firm to report on actual fees charged for each category of services at least quarterly. The Audit Committee has delegated authority to the Chair of the Committee to pre-approve additional services that need to be approved between scheduled Audit Committee meetings, provided that the estimated fee for any such services does not exceed $100,000, and any such pre-approvals must then be communicated to the full Audit Committee.

All of the services described above for fiscal 2021 and 2020 were pre-approved by the Audit Committee or Committee Chair.

68    CABOT CORPORATION

2022 PROXY STATEMENT

Proposal 3 — Ratification of Appointment of Independent Registered Public Accounting Firm

Introduction

The Audit Committee has appointed Deloitte & Touche LLP (“D&T”) to serve as Cabot’s independent registered public accounting firm for its fiscal year ending September 30, 2022. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. However, the Board of Directors is submitting the appointment of D&T to the stockholders for ratification as a matter of good corporate practice. Should the stockholders fail to ratify the appointment of D&T, the Audit Committee may reconsider the appointment and may retain D&T or another accounting firm without resubmitting the matter to stockholders. Even if the stockholders ratify the appointment of D&T, the Audit Committee may select another firm if it determines such selection to be in the best interest of Cabot and its stockholders.

Representatives from D&T are expected to be present at the 2022 Annual Meeting. The representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from Cabot’s stockholders.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the votes properly cast on the proposal. Abstentions and broker non-votes will have no effect on the results of this vote.

Recommendation

The Board of Directors recommends that you vote “FOR” the ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as Cabot’s independent registered public accounting firm for fiscal 2022.

CABOT CORPORATION    69

2022 PROXY STATEMENT

Other Information

Future Stockholder Proposals and Director Nominations

A stockholder who intends to present a proposal at the 2023 Annual Meeting of Stockholders and who wishes the proposal to be included in our proxy materials for that meeting must submit the proposal in writing to us so that we receive it no later than September 29, 2022. A stockholder who intends to present a proposal at the 2023 Annual Meeting of Stockholders but does not wish the proposal to be included in our proxy materials for that meeting must provide written notice of the proposal to us no earlier than December 10, 2022 and no later than January 9, 2023. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Our by-laws, which are available on our website, describe the requirements for submitting proposals at the Annual Meeting. A stockholder who wishes to nominate a director at the 2023 Annual Meeting of Stockholders must notify us in writing no earlier than December 10, 2022 and no later than January 9, 2023. The notice must be given in the manner and must include the information and representations required by our by-laws.

Annual Report on Form 10-K

A copy of our 2021 Annual Report, including the financial statements and schedules, is available at http://www.edocumentview.com/cbt. To request an additional copy of the 2021 Annual Report without charge, please write to Secretary, Cabot Corporation, Two Seaport Lane, Suite 1400, Boston, MA 02210-2019.

Solicitation of Proxies

The cost of soliciting proxies will be borne by Cabot. Officers and other employees of Cabot may solicit proxies personally, by mail, by telephone and by facsimile. Cabot may request banks and brokers or other similar agents or fiduciaries to transmit the proxy material to the beneficial owners for their voting instructions and will reimburse them for their expenses in so doing. D.F. King & Co., Inc., New York, New York, has been retained to assist Cabot in the solicitation of proxies for a fee of $14,000.

Miscellaneous

Management does not know of any matters to be presented at the 2022 Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. However, if any other matters properly come before the 2022 Annual Meeting that require a vote, the persons named in the proxy delivered to stockholders intend to vote the shares to which the proxy relates on such matters in accordance with their best judgment unless otherwise specified in the proxy.

By order of the Board of Directors,

Jane A. Bell

Secretary

Boston, Massachusetts

January 27, 2022

70    CABOT CORPORATION

2022 PROXY STATEMENT

Appendix A

NON-GAAP MEASURES

Adjusted EPS, Total Segment EBIT, and Discretionary Free Cash Flow are not measures of financial performance under U.S. generally accepted accounting principles (GAAP) and should not be considered substitutes for measures of performance reported under GAAP. Management believes these non-GAAP measures provide investors with greater transparency to the information used by Cabot management in its financial and operational decision-making, allow investors to see Cabot’s results through the eyes of management, and better enable Cabot’s investors to understand Cabot’s operating performance and financial condition. Management also uses Adjusted EPS and Discretionary Free Cash Flow as key measures in evaluating management performance for incentive compensation purposes.

Adjusted EPS. Adjusted EPS excludes “certain items”, which are items of expense or income that management does not consider representative of our fundamental ongoing performance. These certain items are described in detail in Note U of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2021. Management believes excluding these items facilitates operating performance comparisons from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis and evaluates the Company’s operating performance without the impact of these costs or benefits.

The following table reconciles adjusted EPS to earnings per share from continuing operations.

Fiscal Year	2021

Net income (loss) per share attributable to Cabot Corporation	$4.34

Less: Certain items per share and dilutive impact of shares	$(0.68)

Adjusted earnings per share	$5.02

Total Segment EBIT. Total Segment EBIT is our income (loss) before income taxes and equity in earnings of affiliated companies, less “certain items” and other unallocated items. Please refer to Item 7 of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021 filed with the SEC on November 29, 2021 for a discussion of Total Segment EBIT that explains in more detail how we calculate this measure, why management believes this measure is useful and the purposes for which management uses this measure.

The following table reconciles Total Segment EBIT to income (loss) before income taxes and equity in earnings of affiliated companies.

($M)/Fiscal Year	2021

Income (loss) before income taxes and equity in earnings of affiliated companies	$406

Less: Certain items	$(34)

Less: Other unallocated items	$(110)

Total Segment EBIT	$550

Discretionary Free Cash Flow. We calculate discretionary free cash flow by deducting changes in our net working capital and sustaining and compliance capital expenditures from our cash flow from operating activities.

The following table reconciles discretionary free cash flow with cash flow from operating activities.

($M)/Fiscal Year	2021

Cash flow from operating activities	$257

Less: Changes in net working capital	$(222)

Less: Sustaining and compliance capital expenditures	$126

Discretionary Free Cash Flow	$353

CABOT CORPORATION    A-1

002CSNC8D8

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.
If you are a participant in one of the employee benefit plans your vote must be submitted electronically by 9:00 a.m., Eastern Time on March 8, 2022.
Online
Go to www.envisionreports.com/CBT or scan the QR code — login details are located in the shaded bar below.
Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Save paper, time and money!
Using a black ink pen, mark your votes with an X as shown in this example. Sign up for electronic delivery at Please do not write outside the designated areas. www.envisionreports.com/CBT
Annual Meeting Proxy Card
qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q
A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.
1. Election of Directors: + For Against Abstain For Against Abstain For Against Abstain
01 - Michael M. Morrow* 02 - Sue H. Rataj* 03 - Frank A. Wilson*
04 - Matthias L. Wolfgruber*
* Each to be elected to the class of Directors whose term expires in 2025.
For Against Abstain For Against Abstain
2. To approve, in an advisory vote, Cabot’s executive compensation. 3. To ratify the appointment of Deloitte & Touche LLP as Cabot’s independent registered public accounting firm for the fiscal year ending September 30, 2022.
4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
While we encourage voting using the electronic voting instructions above to ensure immediate receipt of your vote, registered stockholders wishing to vote by mail must complete, sign and date this proxy card and return it for receipt by no later than Wednesday, March 9, 2022. Participants in the Cabot employee benefit plans voting by mail must complete, sign and date this proxy card and return it for receipt by no later than Monday, March 7, 2022.
B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.
42BM +
03K6ID

The 2022 Annual Meeting of Stockholders of Cabot Corporation will be held on
Thursday, March 10, 2022 at 4:00 p.m., Eastern Time, virtually via the internet at meetnow.global/MLNW2AY.
To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.
Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/CBT
qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q
Proxy — Cabot Corporation + Annual Meeting of Stockholders — March 10, 2022
This Proxy is Solicited on Behalf of the Board of Directors
The undersigned hereby appoints Karen A. Kalita, Jane A. Bell and Jacqueline Y. Zane, and each of them, proxies, with power of substitution, to vote the shares of stock of Cabot Corporation that the undersigned is entitled to vote, as specified on the reverse side of this card, and, if applicable, hereby directs the trustees of the employee benefit plans to vote the shares of stock of Cabot Corporation allocated to the account(s) of the undersigned or otherwise that the undersigned is entitled to vote pursuant to such employee benefit plans, at the Annual Meeting of Stockholders of Cabot Corporation to be held on March 10, 2022 at 4:00 p.m., Eastern Time, virtually, and at any adjournment or postponement thereof.
When this proxy is properly executed the shares to which this proxy relates will be voted as specified and, if no specification is made, will be voted “for” all nominees in proposal 1 AND “for” proposals 2 and 3 AND it authorizes the above designated proxies to vote in accordance with their judgment on such other business as may properly come before the meeting.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE
C Non-Voting Items
Change of Address — Please print new address below. Comments — Please print your comments below.
+